                                  Exhibit 2.1
                                  -----------


                               MERGER AGREEMENT

                                 by and among

                               IVAX CORPORATION,

                            IVAX DIAGNOSTICS, INC.,

                                      and

                              B2BSTORES.COM, INC.



                           Dated: November 21, 2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1. Definitions..................................................................................    1

ARTICLE 2. The Merger...................................................................................    9
  2.1   Merger; Plan of Merger..........................................................................    9
  2.2   Actions and Deliveries..........................................................................    9
  2.3   Effect of the Merger............................................................................   10
  2.4   Certificate of Incorporation; Bylaws............................................................   10
  2.5   Directors and Officers..........................................................................   10
  2.6   Effect on Capital Stock.........................................................................   10
  2.7   Surrender of Certificates.......................................................................   11
  2.8   Stock Options...................................................................................   12
  2.9   No Fractional Shares............................................................................   12
  2.10  Tax Treatment...................................................................................   12
  2.11  Accounting Treatment............................................................................   12
  2.12  Voting Agreements...............................................................................   13
  2.13  Taking of Necessary Action; Further Action......................................................   13

ARTICLE 3. Representations and Warranties of B2B........................................................   13
  3.1   Organization, Standing and Power................................................................   13
  3.2   Authorization of Agreement; Enforceability......................................................   13
  3.3   No Violation or Conflict........................................................................   13
  3.4   Certificate of Incorporation; Bylaws and Minute Books...........................................   14
  3.5   Consent of Government Authorities...............................................................   14
  3.6   Validity of B2B Common Stock....................................................................   14
  3.7   Commission Filings..............................................................................   14
  3.8   B2B Financial Statements........................................................................   14
  3.9   Absence of Undisclosed Liabilities..............................................................   15
  3.10  Receivables.....................................................................................   15
  3.11  Product Warranty................................................................................   15
  3.12  Product Liability...............................................................................   15
  3.13  Subsidiaries....................................................................................   15
  3.14  Compliance with Laws............................................................................   16
  3.15  Brokers and Finders.............................................................................   16
  3.16  Capitalization..................................................................................   16
  3.17  Commitments.....................................................................................   16
  3.18  Statement to B2B's Stockholders.................................................................   17
  3.19  Certain Beneficial Owners and Consents..........................................................   17
  3.20  Fairness Opinion................................................................................   17
  3.21  Real Property; Leases...........................................................................   17
  3.22  Title to Personal Property......................................................................   19
  3.23  Insurance.......................................................................................   19
  3.24  Employment Contracts............................................................................   20
  3.25  Employee Benefits...............................................................................   20
  3.26  Guaranties......................................................................................   22
  3.27  Environmental, Health, and Safety Matters.......................................................   22

  3.28  Litigation......................................................................................   23
  3.29  Absence of Changes..............................................................................   24
  3.30  Tax Matters.....................................................................................   24
  3.31  B2B Contracts...................................................................................   26
  3.32  Intellectual Property...........................................................................   26
  3.33  State Takeover Laws; Appraisal Rights...........................................................   27
  3.34  Reorganization..................................................................................   27
  3.35  Termination of Business.........................................................................   27
  3.36  Foreign Corrupt Practices Act Compliance........................................................   27
  3.37  Disclosure......................................................................................   27

ARTICLE 4. Representations and Warranties of IVAX and Diagnostics.......................................   27
  4.1   Organization, Standing and Power................................................................   28
  4.2   Authorization of Agreement; Enforceability......................................................   28
  4.3   No Violation or Conflict........................................................................   28
  4.4   Articles of Incorporation, Bylaws and Minute Books..............................................   28
  4.5   Consent of Governmental Authorities.............................................................   29
  4.6   Diagnostics Financial Statements................................................................   29
  4.7   Absence of Undisclosed Liabilities..............................................................   29
  4.8   Receivables.....................................................................................   29
  4.9   Product Warranty................................................................................   29
  4.10  Product Liability...............................................................................   30
  4.11  Subsidiaries....................................................................................   30
  4.12  Compliance with Laws............................................................................   30
  4.13  Brokers and Finders.............................................................................   30
  4.14  Capitalization..................................................................................   31
  4.15  Beneficial Owners; Commitments..................................................................   31
  4.16  Real Property; Leases...........................................................................   31
  4.17  Title to Personal Property......................................................................   33
  4.18  Insurance.......................................................................................   33
  4.19  Employment Contracts............................................................................   33
  4.20  Employee Benefits...............................................................................   34
  4.21  Guaranties......................................................................................   36
  4.22  Environmental, Health, and Safety Matters.......................................................   36
  4.23  Litigation......................................................................................   37
  4.24  Absence of Changes..............................................................................   37
  4.25  Tax Matters.....................................................................................   38
  4.26  Diagnostics Contracts...........................................................................   39
  4.27  Intellectual Property...........................................................................   40
  4.28  Reorganization..................................................................................   41
  4.29  Investment......................................................................................   41
  4.30  Foreign Corrupt Practices Act Compliance........................................................   41
  4.31  Certain Business Relationships..................................................................   41
  4.32  Effect of Merger................................................................................   41
  4.33  Disclosure......................................................................................   41

ARTICLE 5. Covenants and Agreements.....................................................................   41
  5.1   Interim Operations of B2B.......................................................................   41

  5.2   Interim Operations of Diagnostics...............................................................   42
  5.3   Access..........................................................................................   43
  5.4   Consents........................................................................................   44
  5.5   Notification....................................................................................   44
  5.6   Proxy Statement.................................................................................   44
  5.7   B2B Stockholder Approval........................................................................   44
  5.8   Acquisition Proposals...........................................................................   45
  5.9   Public Statements...............................................................................   45
  5.10  SEC Filings.....................................................................................   45
  5.11  Resignation of Directors and Officers...........................................................   45
  5.12  State Takeover Laws; Certificate of Incorporation...............................................   46
  5.13  General Release by IVAX.........................................................................   46
  5.14  General Release by B2B..........................................................................   46
  5.15  HSR Act.........................................................................................   46
  5.16  Transition Services.............................................................................   46
  5.17  Further Assurances..............................................................................   47

ARTICLE 6. Survival.....................................................................................   47
  6.1   Survival of the Representations and Warranties..................................................   47
  6.2   Investigation...................................................................................   47
  6.3   Liability for Breach of Representations and Warranties, etc.....................................   47
  6.4   Procedure for Matters Involving Third Parties...................................................   48
  6.5   Notice of Claim.................................................................................   49

ARTICLE 7. Conditions Precedent to the Obligations of B2B...............................................   49
  7.1   Representations and Warranties True.............................................................   49
  7.2   Performance.....................................................................................   50
  7.3   Certificates....................................................................................   50
  7.4   Absence of Litigation...........................................................................   50
  7.5   Consents........................................................................................   50
  7.6   Stockholder Approval............................................................................   50
  7.7   Opinion of Counsel..............................................................................   50
  7.8   Tax Opinion.....................................................................................   50
  7.9   Minimum Cash Holdings...........................................................................   51
  7.10  Fairness Opinion................................................................................   51
  7.11  Intercompany Indebtedness.......................................................................   51
  7.12  Trademark License...............................................................................   51
  7.13  General Release.................................................................................   51
  7.14  No Material Adverse Effect......................................................................   51

ARTICLE 8. Conditions Precedent to the Obligations of IVAX and Diagnostics..............................   51
  8.1   Representations and Warranties True.............................................................   51
  8.2   Performance.....................................................................................   51
  8.3   Certificates....................................................................................   52
  8.4   Absence of Litigation...........................................................................   52
  8.5   Consents........................................................................................   52
  8.6   Stockholder Approval............................................................................   52
  8.7   Opinion of Counsel..............................................................................   52

  8.8   Tax Opinion.....................................................................................   52
  8.9   Minimum Cash Holdings...........................................................................   52
  8.10  Resignations....................................................................................   53
  8.11  General Releases................................................................................   53
  8.12  B2B Underwriters' Waiver........................................................................   53
  8.13  No Material Adverse Effect......................................................................   53

ARTICLE 9. Termination..................................................................................   53
  9.1   Termination.....................................................................................   53
  9.2   Termination Fee.................................................................................   54
  9.3   Exclusive Remedy................................................................................   54

ARTICLE 10. Tax Matters.................................................................................   55
  10.1  Filing of Tax Returns...........................................................................   55
  10.2  Tax Periods Ending on or Before the Effective Date..............................................   55
  10.3  Tax Periods Beginning Before and Ending After the Effective Date................................   55
  10.4  Cooperation on Tax Matters......................................................................   56
  10.5  Certain Taxes...................................................................................   56

ARTICLE 11. Miscellaneous...............................................................................   57
  11.1  Notices.........................................................................................   57
  11.2  Entire Agreement................................................................................   58
  11.3  Benefits; Binding Effect........................................................................   58
  11.4  Assignment......................................................................................   58
  11.5  Waiver..........................................................................................   58
  11.6  No Third Party Beneficiary......................................................................   58
  11.7  Severability....................................................................................   58
  11.8  Expenses........................................................................................   58
  11.9  Section Headings................................................................................   58
  11.10 Counterparts....................................................................................   58
  11.11 Time of Essence.................................................................................   58
  11.12 Litigation; Prevailing Party....................................................................   59
  11.13 Injunctive Relief...............................................................................   59
  11.14 Governing Law...................................................................................   59
  11.15 Participation of Parties; Construction..........................................................   59

                                  ATTACHMENTS
                                  -----------

Exhibit A    -   Form of Amended Certificate of Incorporation of B2B

Exhibit B    -   Knowledge Persons for B2B

Exhibit C    -   Knowledge Persons for IVAX and/or Diagnostics

Exhibit D    -   Form of Plan of Merger

Exhibit E    -   Form of Voting Agreement

                               MERGER AGREEMENT

         This Merger Agreement is made and entered into as of the 21st day of November 2000, by and among IVAX CORPORATION, a Florida corporation ("IVAX"), IVAX DIAGNOSTICS, INC., a Florida corporation and wholly-owned subsidiary of IVAX ("DIAGNOSTICS"), and B2BSTORES.COM, INC., a Delaware corporation ("B2B").

                                   RECITALS:

         1. The Board of Directors of each of IVAX, Diagnostics, and B2B (individually, a "Party" and collectively, the "Parties") believes it is in such Party's and such Party's stockholders best interest that B2B acquire Diagnostics through the statutory merger of Diagnostics with and into B2B (the "Merger") and, in furtherance thereof, have approved the Merger.

         2. Pursuant to the Merger, all of the issued and outstanding shares of common stock, par value $.01 per share, of Diagnostics ("Diagnostics Common Stock") will be converted into the right to receive 20,000,000 shares of common stock, par value $.01 per share, of B2B ("B2B Common Stock").

         3. The Parties desire to make certain representations and warranties and other agreements in connection with the Merger.

         4. For federal income tax purposes, the Parties intend to adopt a plan of reorganization within the meaning of, and to cause the Merger to qualify as a reorganization under, Section 368(a) of the Code (as defined herein).

                                  AGREEMENT:

         In consideration of the premises and the respective mutual agreements, covenants, representations and warranties herein contained, the Parties agree as follows:

                                  ARTICLE 1.
                                  Definitions

         The following terms when utilized in this Agreement shall have the meanings indicated:

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

         "Affiliate" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by, or is under common Control with, such specified person.

         "Affiliated Group" means any affiliated group under Code Section 1504(a) or any similar group defined under provisions of applicable Law.

         "Agency" means any federal, state, municipal, county, parish, local, foreign or other agency, judicial, governmental, quasi-governmental, or regulatory authority, bureau, branch, department, division, commission, multi-national organization, instrumentality or similar recognized organization or body exercising similar powers and authority.

         "Agreement" means this Merger Agreement together with all exhibits, the B2B Disclosure Memorandum and the Diagnostics Disclosure Memorandum contemplated hereby.

         "Amendment" means the amendment to the Certificate of Incorporation of B2B to (i) change the name of B2B to IVAX Diagnostics, Inc. and (ii) increase the amount authorized B2B Common Stock from 25,000,000 shares to 50,000,000 shares, a copy of which is attached hereto as Exhibit A.
                                              ---------

         "B2B" has the meaning set forth in the preamble of this Agreement.

         "B2B Affiliate Stockholders" means each of Richard Kandel, Kandel and Son Profit Sharing Plan, Enviro-Clean of America, Inc., Mint Corporation, Steven Etra, Randall Davis, SRK Associates, L.L.C., DotCom Fund L.L.C. and ZERO.NET, Inc.

         "B2B Contracts" means all Contracts to which B2B or any of its Subsidiaries is a party and are required to be filed with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act.

         "B2B Common Stock" has the meaning set forth in the second recital of this Agreement.

         "B2B Disclosure Memorandum" means the disclosure memorandum delivered by B2B to IVAX setting forth the disclosure schedules of B2B and its Subsidiaries contemplated by this Agreement.

         "B2B Effective Date Balance Sheet" means the estimated balance sheet of B2B as of the Effective Date, prepared in accordance with GAAP applied on a consistent basis.

         "B2B Employment Contracts" has the meaning set forth in Section 3.24.
                                                                 ------------

         "B2B Financial Statements" has the meaning set forth in Section 3.8.
                                                                 -----------

         "B2B Preferred Stock" means the preferred stock, par value $.01 per share, of B2B.

         "B2B SEC Filing" has the meaning set forth in Section 3.7.
                                                       -----------

         "Basis" means any past or current fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Basket Limitation" is defined in Section 6.3(d).
                                           --------------

         "Beneficial Owner" means, with respect to any security, any Person who shall be deemed to be the "beneficial owner" of such security within the meaning of Rule 13d-3 promulgated by the Commission under the Exchange Act.

         "Best Efforts" means the efforts, time, and costs that a prudent Person desirous of achieving a result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person calculated immediately prior to the Effective Time.

         "Breach" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

         "Claim Notice" is defined in Section 6.5.
                                      -----------

         "Closing" has the meaning set forth in Section 2.1.
                                                -----------

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         "Commission" means the Securities and Exchange Commission.

         "Commitment" means (a) options, warrants, convertible securities, exchangeable securities, subscription rights, conversion rights, exchange rights, or other Contracts that could require a Person to issue any of its securities or equity interests or to sell any securities or equity interests it owns in another Person; (b) any other securities or equity interests convertible into, exchangeable or exercisable for, or representing the right to subscribe for any securities or equity interests of a Person or owned by a Person; (c) statutory pre-emptive rights or pre-emptive rights granted under a Person's organizational documents; and (d) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to a Person.

         "Competing Transaction" has the meaning set forth in Section 5.8.
                                                              -----------

         "Consent" means any consent, approval, notification, waiver, or other similar action.

         "Contract" means any Enforceable contract, agreement, arrangement, commitment, letter of intent, memorandum of understanding, heads of agreement, promise, obligation, right, instrument, document, or other similar understanding, whether written or oral.

         "Control" and its derivatives means, as used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, equity interests, by Contract or otherwise.

         "Controlled Group of Corporations" has the meaning set forth in Code
Section 1563.

         "Court" means any federal, state, municipal, county, parish, local, foreign or other court or judicial entity.

         "Damages" means all damages (including incidental and consequential damages), losses (including any diminution in value), Liabilities, payments, amounts paid in settlement, obligations, fines, penalties, costs, expenses (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors and of expert witnesses and other costs (including the allocable portion of the Indemnitee's internal costs) of investigation, preparation and litigation in connection with any Action or Threatened Action) of any kind or nature whatsoever; provided, however, insurance recoveries and Taxes will be taken into account in determining Damages for purposes of this Agreement.

         "Deferred Intercompany Transactions" has the meaning set forth in Treas. Reg. Section 1.1502-13.

         "Delaware GCL" means the General Corporation Law of the State of Delaware, as amended.

         "Delta" means Delta Biologicals S.r.l, a Subsidiary of Diagnostics.

         "Diagnostics" has the meaning set forth in the preamble to this Agreement.

         "Diagnostics Contracts" means all material Contracts to which Diagnostics or any of its Subsidiaries is a party which would be required to be filed with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act if Diagnostics was a reporting company under the Exchange Act.

         "Diagnostics Common Stock" has the meaning set forth in the second recital of this Agreement.

         "Diagnostics Disclosure Memorandum" means the disclosure memorandum delivered by IVAX and Diagnostics to B2B setting forth to disclose schedules contemplated by this Agreement.

         "Diagnostics Effective Date Balance Sheet" means the estimated balance sheet of Diagnostics as of the Effective Date prepared in accordance with GAAP applied on a consistent basis.

         "Diagnostics Employment Contracts" has the meaning set forth in Section
                                                                         -------
4.19.
----

         "Diagnostics Financial Statements" has the meaning set forth in Section
                                                                         -------
4.6.
---

         "Diagnostics Equity" means the number of shares of Diagnostics Common Stock issued and outstanding as of the Effective Time.

         "Effective Date" has the meaning set forth in Section 2.1.
                                                       -----------

         "Effective Time" has the meaning set forth in Section 2.1.
                                                       -----------

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Enforceable" a Contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

         "Environmental Law" means any Law relating to pollution or protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including any Law relating to emissions, discharges, Releases of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, Licenses, notices or notice letters, Orders, plans or regulations issued, entered, promulgated or approved thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means each business or entity which is a member of a "controlled group of corporations," under "common control" or an "affiliated service group" with any Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with any Person under Section 414(o) of the Code, or is under "common control" with any Person, within the meaning of
Section 4001(a)(14) of ERISA.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Excess Loss Account" is defined in Treas. Reg. Section 1.1502-19.

         "Exchange Ratio" means the quotient of (a) 20,000,000 (plus any additional shares of B2B Common Stock issuable pursuant to Section 6.3(c)(ii))
                                                           ------------------
divided by (b) the Diagnostics Equity.

         "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         "Florida BCA" means the Business Corporation Act of the State of Florida, as amended.

         "Foreign Corrupt Practices Act" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" has the meaning set forth in Section 3.8.
                                             -----------

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indemnified Party" is defined in Section 6.4(a).
                                           --------------

         "Indemnifying Party" is defined in Section 6.4(a).
                                            --------------

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations relating thereto, (b) all trademarks, service marks, trade dress, logos, domain names, trade names, and corporate names, and all goodwill associated therewith, together with all translations, adaptations, derivations, and combinations, applications, registrations, and renewals relating thereto,
(c) all copyrightable works, all copyrights, and all applications, registrations, and renewals relating thereto, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments of the foregoing (in whatever form or medium).

         "IRS" means the United States Internal Revenue Service.

         "IVAX" has the meaning set forth in the preamble of this Agreement.

         "IVAX Filing Affiliated Group" is defined in Section 10.1.
                                                      ------------

         "Knowledge" means, with respect to any representation or warranty or other statement in this Agreement qualified by reference to the knowledge or to the best knowledge of any party, the actual knowledge, without independent investigation, of those persons listed on Exhibit B, with respect to B2B, and
                                          ---------
listed on Exhibit C, with respect to IVAX and/or Diagnostics.

         "Law" means any federal, state, municipal, county, parish, local, foreign or other governmental law (statutory, common or otherwise), rule, regulation, ordinance, statute or directive.

         "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any Liability for Taxes.

         "License" means any license, sublicense, franchise, approval, certificate, permit, planning, permission or other authorization.

         "Material Adverse Change (or Effect)" means a change (or effect) in the condition (financial or otherwise), properties, assets, Liabilities, rights, operations, business, or prospects which change (or effect), individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, properties, assets, Liabilities, rights, operations, business, or prospects.

         "Merger" has the meaning set forth in the first recital of this Agreement.

         "Merger Consideration" has the meaning set forth in Section 2.1.
                                                             -----------

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Order" means any order, judgment, ruling, injunction, notice, decree, writ, mandate, or similar determination or finding of any Court, Agency, arbitrator or mediator.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the relevant Person and its Subsidiaries in the industry in which the relevant Person and its Subsidiaries does business.

         "Parties" or "Party" have the meaning set forth in the first recital of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means any natural person, corporation, unincorporated organization, partnership, association, joint-stock company, entity, joint venture, trust, government, Court or Agency.

         "Plan of Merger" has the meaning set forth in Section 2.1.
                                                       -----------

         "Pre-Merger Consolidated Tax Returns" is defined in Section 10.1.
                                                             ------------

         "Prohibited Transactions" has the meaning set forth in ERISA Sections 406 and 407 and Code Section 4975.

         "Proxy Statement" means the proxy statement of B2B soliciting the proxies of the B2B stockholders to approve (i) this Agreement, (ii) the Merger,
(iii) the issuance of the Merger

Consideration, (iv) the Amendment, and (v) such other matters as the Parties may deem appropriate.

         "Receivables" means all the receivables of a Person, including all Contracts in transit, manufacturing warranty receivables, notes receivable, accounts receivable, trade account receivables and insurance proceeds receivable.

         "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other release into the soil, land surface or subsurface strata, water (including ocean, stream, pond, reservoir, drainage, basins, wetlands, ground and drinking), sediments, ambient air (including indoor), noise, plant life, animal life and all other environmental media or natural resource.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Security Interest" means any mortgage, pledge, lien, charge, encumbrance or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Special Meeting" has the definition set forth in Section 5.7.

         "Subsidiary" (whether or not capitalized) means any corporation fifty percent (50%) or more of whose outstanding voting securities, or any other Person fifty percent (50%) or more of whose equity interests, are, directly or indirectly, owned by a Person.

         "Surviving Corporation" has the meaning set forth in Section 2.1.
                                                              -----------

         "Tax" means any federal, state, local or foreign income, gross receipts, License, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs, ad valorem, duties capital stock, franchise, profits withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Agency, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" is defined in Section 6.4(a).
                                           --------------

         "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of Action, event or other matter is likely to be asserted, commenced, taken, or otherwise.

         "Threatened Release" means any event that has occurred or other circumstances that exist that could lead a prudent Person to conclude that any Release, whether intentional or unintentional, is likely to occur now or in the future.

         "Transaction Expenses" means any and all direct or indirect expenses or other payables incurred, accrued or payable by a Party in connection with the Merger or the transactions contemplated hereby.

         "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

         "Voting Agreement" has the meaning set forth in Section 2.12.
                                                         ------------


                                  ARTICLE 2.
                                  The Merger

          2.1  Merger; Plan of Merger. Subject to the terms and conditions of
               ----------------------
the Agreement, Diagnostics will be merged with and into B2B in accordance with the Delaware GCL and the Florida BCA. At the Effective Time, the separate corporate existence of Diagnostics will cease and B2B will be the surviving corporation (the "Surviving Corporation"). Subject to the terms and conditions of this Agreement, a Plan of Merger (the "Plan of Merger"), in the form of Exhibit D, is being executed and delivered concurrently herewith by and among
---------
B2B and Diagnostics. The Plan of Merger provides, among other things, for the terms of the Merger, the mode of carrying the same into effect, the manner of converting the issued and outstanding shares of Diagnostics Common Stock into the right to receive Twenty Million (20,000,000) shares of B2B Common Stock, plus any additional shares of B2B Common Stock issuable pursuant to Section
                                                                    -------
6.3(c)(ii) (the "Merger Consideration") based on the Exchange Ratio. Subject to
----------
the terms and conditions of this Agreement, the Merger shall be consummated as promptly as practicable after the conditions in Articles 7 and 8 are satisfied
                                                ----------------
or waived by the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the Delaware GCL and the filing of Articles of Merger with the Secretary of State of the State of Florida in accordance with the Florida BCA (the date of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the Articles of Merger with the Secretary of State of the State of Florida being hereinafter referred to as the "Effective Date" and the time of such filing being hereinafter referred to as the "Effective Time"). The closing of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., Museum Tower, Suite 2200, 150 West Flagler Street, Miami, Florida 33130, at 10:00 A.M., local time, on such date as the Parties shall agree in accordance with the provisions hereof.

          2.2  Actions and Deliveries.
               ----------------------

               (a) No more than three (3) and no less than one (1) day prior to the Effective Date, (i) B2B will deliver to IVAX the B2B Effective Balance Sheet, and (ii) IVAX will deliver to B2B the Diagnostics Effective Date Balance Sheet.

          (b) At the Closing, IVAX or Diagnostics will deliver to B2B the following:

               (i) stock certificates held by IVAX representing all of the outstanding shares of Diagnostics Common Stock; and

               (ii) the certificates, Consents, opinions and other items described in Article 7.
                       ---------

          (c)  At the Closing, B2B will deliver to IVAX the following:

               (i)   stock certificates representing the Merger Consideration;
          and

               (ii) the certificates, Consents, opinions and other items described in Article 8.
                       ---------

     2.3  Effect of the Merger. At the Effective Time, all Diagnostics'
          --------------------
property, rights, privileges, powers and franchises will vest in the Surviving Corporation, and all obligations and duties of Diagnostics will become the Surviving Corporation's obligations and duties.

     2.4  Certificate of Incorporation; Bylaws. B2B's Certificate of
          ------------------------------------
Incorporation, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Certificate of Incorporation; provided, however, the Amendment will be filed with the Secretary of State of the State of Delaware on the Effective Date. B2B's Bylaws, as in effect immediately prior to the Effective Time, will be the Surviving Corporation's Bylaws; provided, however, B2B's Bylaws will be amended to the extent necessary to comply with Section 2.5.
                                                                    -----------

     2.5  Directors  and  Officers. The individual's listed on Schedule 2.5 will
          ------------------------                             ------------
be the Surviving Corporation's directors and officers upon consummation of the Merger.

     2.6  Effect on Capital Stock.  At the Effective Time, because of the Merger
          -----------------------
and without any action by the Parties:

          (a) Conversion of Diagnostics Common Stock. Each share of Diagnostics
              --------------------------------------
Common Stock issued and outstanding immediately prior to the Effective Time will be converted into a portion of the Merger Consideration based on the Exchange Ratio. All such shares of Diagnostics Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and the holder of a Diagnostics Common Stock certificate that, immediately prior to the Effective Time, represented outstanding shares of Diagnostics Common Stock will cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Diagnostics Common Stock certificate (i) a portion of the Merger Consideration based on the Exchange Ratio, and (ii) certain dividends and other distributions under Section 2.6(c).
                                                                --------------

          (b) Rights Prior to Surrender, Stock Splits, etc. and Stock Transfer
              ----------------------------------------------------------------
Books. Until surrendered as contemplated by Section 2.7, each Diagnostics Common
-----                                       -----------
Stock certificate will be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a portion of the Merger Consideration based on the Exchange Ratio and certain dividends and other distributions under Section 2.6(c). If between the date of this Agreement
                    --------------
and the Effective Time the outstanding shares of B2B Common Stock or Diagnostics Common Stock are changed into a different number of shares or a different class, because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. After the Effective Time, Diagnostics' stock transfer books will be closed and there will be no further transfers of shares of Diagnostics Common Stock prior to the Effective Time. If, at or after the Effective Time, any Diagnostics Common Stock certificates are presented to the Surviving Corporation, they will be canceled and exchanged in accordance with this Agreement.

          (c)  Dividends and Distributions on Merger Consideration. No dividends
               ---------------------------------------------------
or other distributions declared or made having a record date after the Effective Time will be paid to the holder of any unsurrendered Diagnostics Common Stock certificate until the record holder of such Diagnostics Common Stock certificate has surrendered it under Section 2.7. Subject to the effect of Laws (including
                         -----------
escheat and abandoned property Laws), following surrender of any such Diagnostics Common Stock certificate there will be paid to the record holder of the certificates representing the Merger Consideration issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time that, absent the failure to surrender such Diagnostics Common Stock certificate, theretofore would have been required to be paid with respect to such Merger Consideration, and (ii) if the payment date for any dividend or distribution payable with respect to such Merger Consideration has not occurred prior to the surrender of such Diagnostics Common Stock certificate, at the appropriate payment date therefor, the amount of such dividends or other distributions.

          (d)  B2B Common Stock. Each share of B2B Common Stock issued and
               ----------------
outstanding at and as of the Effective Time will remain issued and outstanding.

     2.7  Surrender of Certificates.
          -------------------------

          (a)  Exchange Procedures. At the Effective Time, (i) the holders of
               -------------------
Diagnostics Common Stock certificates will surrender such certificates to B2B,
(ii) upon surrender of a Diagnostics Common Stock certificate the holder thereof will be entitled to receive the applicable Merger Consideration, and (iii) Diagnostics Common Stock certificates so surrendered will forthwith be canceled.

          (b)  Transfers of Ownership. If any certificate for B2B Common Stock
               ----------------------
is to be issued in a name other than that in which the Diagnostics Common Stock certificate surrendered in exchange therefor is registered, B2B will not be required to issue such B2B Common Stock until (i) the Diagnostics Common Stock certificate so surrendered has been properly endorsed and is otherwise in proper form for transfer and (ii) the Person requesting such exchange has paid to B2B or any agent it designates any transfer or other Taxes required because of the issuance of a certificate for B2B Common Stock in any name other than that of the registered holder of Diagnostics Common Stock certificate surrendered, or established to the satisfaction of B2B or any agent it designates that such Tax has been paid or is not payable.

          (c)  No Further Ownership Rights in B2B Common Stock. All Merger
               -----------------------------------------------
Consideration issued will be deemed to have been issued in full satisfaction of all rights pertaining to Diagnostics Common Stock.

          (d)  Lost, Stolen or Destroyed Certificates. If any Diagnostics Common
               --------------------------------------
Stock certificate has been lost, stolen, or destroyed, B2B will issue the applicable Merger Consideration deliverable in respect thereof upon (i) the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen, or destroyed and (ii) if the Surviving Corporation requires, the posting by such Person of a bond in such reasonable amount as B2B may direct as indemnity against any claim that may be made against it with respect to such Certificate.

     2.8  Stock Options.
          -------------

          (a)  Assumption of Commitments. At the Effective Time, automatically
               -------------------------
and without any action on the part of the holder thereof, B2B will assume, subject to any restriction or limitations imposed by Law, each outstanding Diagnostics Common Stock Commitment listed on Schedule 2.8 outstanding at the
                                              ------------
Effective Time and it will become a Commitment (i) to purchase that number of shares of B2B Common Stock obtained by multiplying the number of shares of Diagnostics Common Stock issuable upon the exercise of such Diagnostics Common Stock Commitment by the Exchange Ratio, (ii) at an exercise price per share equal to the per share exercise price of the Commitment divided by the Exchange Ratio, and (iii) otherwise upon the same terms and conditions as such outstanding Diagnostics Common Stock Commitments to purchase shares of Diagnostics Common Stock, except that if Code Section 421 applies to any Diagnostics Common Stock Commitment because of the qualifications under Code
Section 422 or 423, the exercise price, the number of shares purchasable pursuant to such Diagnostics Common Stock Commitment and the terms and conditions of exercise of such Diagnostics Common Stock Commitment will comply with Code Section 424(a).

          (b)  Reservation of Shares. B2B will take all corporate actions
               ---------------------
necessary to reserve for issuance a sufficient number of shares of B2B Common Stock for delivery upon exercise of Diagnostics Common Stock Commitments assumed under Section 2.8(a).
      --------------

          (c)  Amendments to Plans. At the Effective Time, B2B will, subject to
               -------------------
any restrictions or limitations imposed by Law, assume each Diagnostics plan providing for the issuance or grant of a Diagnostics Common Stock Commitment. Upon assumption of such plans, such amendments may be made thereto as may be required to reflect the consummation of the Merger.

     2.9  No Fractional Shares. No fractional shares of B2B Common Stock will be
          --------------------
issued in the Merger and fractional share interests will not entitle the owner thereof to vote or to any rights of a B2B stockholder, and no compensation will be paid in lieu thereof.

     2.10 Tax Treatment. The Parties intend that the Merger constitute a tax
          -------------
free reorganization under Code Section 368.

     2.11 Accounting Treatment. The Parties intend that the Merger will be
          --------------------
accounted for as a purchase under GAAP and the Commission's rules, regulations, and interpretations.

     2.12  Voting Agreements. Contemporaneous with the execution and delivery of
           -----------------
this Agreement by the Parties, the B2B Affiliate Stockholders (except ZERO.NET, Inc.) will enter into a voting agreement, substantially in the form of Exhibit E
                                                                       ---------
(the "Voting Agreements").


     2.13  Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of Diagnostics, the officers and directors of B2B and Diagnostics are fully authorized in the name of their respective corporations or otherwise to take, and the Parties will cause them to take, all such lawful and necessary action.

                                  ARTICLE 3.
                     Representations and Warranties of B2B

     In order to induce IVAX and Diagnostics to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby, B2B hereby represents and warrants to IVAX and Diagnostics that the representations and warranties contained in this Article 3 are true, correct and
                                                 ---------
complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though made then and, except as expressly provided in a representation or warranty, as though the Effective Time were substituted for the date of this Agreement).

     3.1   Organization, Standing and Power. B2B is a corporation duly
           --------------------------------
organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite right, power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby.

     3.2   Authorization of Agreement; Enforceability. The execution, delivery
           ------------------------------------------
and performance of this Agreement and the Plan of Merger by B2B and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of B2B, subject to receipt of the Consent of the stockholders of B2B as contemplated in
Section 5.7. Neither the Merger, this Agreement nor the transactions
-----------
contemplated thereby and hereby requires the Consent of the stockholders of B2B, other than the Consent contemplated in Section 5.7. This Agreement and the Plan
                                       -----------
of Merger constitute an Enforceable obligation of B2B.

     3.3   No Violation or Conflict. The execution, delivery and performance of
           ------------------------
this Agreement and the Plan of Merger by B2B, and the consummation of the transactions contemplated hereby and thereby, and compliance by B2B with the provisions hereof and thereof (a) do not and will not (assuming the matters set forth in the Proxy Statement are approved at the Special Meeting) violate or conflict with any Law or any Order or any term or provision of the Certificate of Incorporation or Bylaws (or other organizational documents) of B2B or any of its Subsidiaries and (b) do not and will not, with or without the passage of time or the giving of notice, result in the Breach of, or constitute a Breach or require any Consent under or result in the creation of any Encumbrance upon any property or assets of B2B or any of its Subsidiaries under any Contract to which B2B or any of its Subsidiaries is a party or by which B2B or any of its Subsidiaries or any of their respective properties may be bound or affected, except (i) for those Contracts as to which Consent shall have been obtained at or prior to the Effective Time or (ii) where the failure to obtain such Consent would not have a Material Adverse Effect on B2B.

     3.4  Certificate of Incorporation; Bylaws and Minute Books. A true and
          -----------------------------------------------------
complete copy of the Certificate of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of B2B and each of its Subsidiaries have been delivered by B2B to IVAX. The minute books of B2B and each of its Subsidiaries in the form supplied to IVAX are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written Consent of the Board of Directors of B2B and each of its Subsidiaries, any committee thereof, the incorporators and the stockholders of B2B and each of its Subsidiaries from the dates of their respective incorporations to the date of this Agreement, and such minutes and actions by written Consent accurately reflect all material actions taken by the Board of Directors of B2B or any of its Subsidiaries, any committees thereof, the incorporators and the stockholders during such periods. All actions of B2B or any of its Subsidiaries from the dates of their respective incorporations to the date of this Agreement that required the approval of the directors or stockholders of B2B or such Subsidiaries, as the case may be, have been so approved

     3.5  Consent of Government Authorities. Other than (a) in connection with
          ---------------------------------
or in compliance with the Delaware GCL, the Florida BCA, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction and (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, if required, no Consent of any Agency is required in connection with the execution, delivery or performance by B2B of this Agreement or the Plan of Merger or the consummation by B2B of the transactions contemplated hereby or thereby.

     3.6  Validity of B2B Common Stock. The B2B Common Stock to be issued to
          ----------------------------
IVAX in the Merger will, when issued in accordance with this Agreement and the Plan of Merger at the Effective Time, be duly authorized, validly issued, fully paid and non-assessable and free of any preemptive rights of any Person.

     3.7  Commission Filings. B2B has filed all forms, reports and documents
          ------------------
required to be filed by it with the Commission including those forms, reports and documents required to be filed by it pursuant to the Securities Act or the Exchange Act (the "B2B SEC Filings"). B2B has furnished to IVAX and Diagnostics a true and complete copy of each B2B SEC Filing. Each of the B2B SEC Filings comply as to form with the applicable requirements of the Commission for such filing in all material respects. None of the B2B SEC Filings, as of the dates they were respectively filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8  B2B Financial Statements. The financial statements of B2B and its
          ------------------------
Subsidiaries included in the B2B SEC Filings (the "B2B Financial Statements"), as of the dates thereof and for the periods covered thereby, present fairly, in all material respects, the consolidated financial position, results of operations, and cash flows of B2B and its Subsidiaries (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the omission of certain footnote disclosure). Any supporting schedules included in the B2B SEC Filings present fairly, in all material respects, the information required to be stated therein. The B2B Financial Statements and supporting schedules were prepared in all material respects: (a) in accordance with Regulation S-X promulgated by the Commission,
(b) in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") and (c) from the books and records of B2B and its Subsidiaries. To the extent any such B2B Financial Statements and supporting schedules were audited, they were audited by independent public accountants within the meaning of the rules promulgated by the Commission. The B2B Financial Statements comply as to form with the requirements of Regulation S-X promulgated by the Commission in all material respects.

     3.9   Absence of Undisclosed Liabilities. Except as set forth on Schedule
           ----------------------------------                         --------
3.9, neither B2B nor any of its Subsidiaries has, and there is no Basis for
---
assertion against B2B or any of its Subsidiaries of, any material Liability, which is not included, disclosed or noted in the September 30, 2000 B2B Financial Statements, except for the Transaction Expenses of B2B incurred in accordance with the provisions of this Agreement and as set forth on Schedule
                                                                     --------
3.9 and any non-material Liabilities incurred since September 30, 2000 in the
---
Ordinary Course of Business to Persons not Affiliates of B2B or any of its Subsidiaries (none of which result from, arise out of, relates to, is in the nature of, or was caused by a Breach of Contract, Breach of warranty, tort, infringement or violation of Law). Schedule 3.9 and the B2B Effective Date
                                   ------------
Balance Sheet set forth all of the material liabilities (known, asserted, accrued, liquidated or due) of B2B.

     3.10  Receivables. All Receivables of B2B and its Subsidiaries are
           -----------
accurately reflected on the September 20, 2000 B2B Financial Statements, and are valid, bona fide and binding claims arising in the Ordinary Course of the Business, subject to the reserves for bad debt set forth in the September 20, 2000 B2B Financial Statements. No Receivables have been factored.

     3.11  Product Warranty. Each product of B2B and its Subsidiaries has
           ----------------
manufactured, sold, leased, or delivered has been in conformity, in all material respects, with all applicable Law, Contracts, and all express and implied warranties, and, to the Knowledge of B2B, neither B2B has any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by B2B or its Subsidiaries is subject to any guaranty, warranty, or other indemnity or similar Liability beyond the applicable terms and conditions of sale or lease by B2B. True and correct copies of the terms and conditions of sale or lease used by B2B and its Subsidiaries (containing applicable guaranty, warranty, and similar Liability indemnity provisions) have been delivered to IVAX.

     3.12  Product Liability. Neither B2B nor its Subsidiaries has received any
           -----------------
written notice of or any written information as to any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased or delivered by B2B or its Subsidiaries.

     3.13  Subsidiaries. Set forth on Schedule 3.13 is a list of each, direct or
           ------------               -------------
indirect, Subsidiary of B2B, including (a) its name and jurisdiction of organization, (b) the number of authorized shares of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock and (d) the names of each of its directors and officers, managers or general or managing partners. All of the equity interests of each Subsidiary of B2B have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on Schedule
                                                                     --------
3.13, B2B owns no capital stock or equity interests in any Person. Each
----
Subsidiary of B2B is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each Subsidiary of B2B is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where any such failure would not have a Material Adverse Effect.

     3.14  Compliance with Laws. B2B and each of its Subsidiaries has conducted
           --------------------
its business in compliance, in all material respects, with all applicable Laws and Orders including Environmental Laws, Laws relating to disclosure, equal employment, foreign corrupt practices, antitrust, product quality, discrimination, employment and health and safety, and no Action or notice thereof has been filed, or, to the Knowledge of B2B, Threatened, to be filed or commenced, against any of them alleging any failure to so comply. Neither B2B nor any of its Subsidiaries has engaged in any fraudulent, misleading or deceptive action or practice in connection with any print, television, internet or radio advertising, programming or solicitation.

     3.15  Brokers and Finders. Except as contemplated in Section 3.20, neither
           -------------------                            ------------
B2B nor any of its Subsidiaries or Affiliates of B2B has employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking, or similar fees, commissions or expenses to any other Person in connection with the transactions contemplated by this Agreement.

     3.16  Capitalization. Prior to giving effect to the Amendment, the
           --------------
authorized capital stock of B2B consists solely of (a) 25,000,000 shares of B2B Common Stock, of which 8,621,643 shares are issued and outstanding as of the date of this Agreement and (b) 5,000,000 shares of B2B Preferred Stock, none of which are issued and outstanding as of the date of this Agreement. No series of the B2B Preferred Stock has been designated or established by B2B. All of the issued and outstanding shares of B2B Common Stock have been duly authorized and validly issued and are credited as fully paid and non-assessable, with no personal Liability attaching to the ownership thereof. No class of equity securities of B2B exists other than the stock noted above. All voting rights with respect to B2B are vested exclusively in the B2B Common Stock. No securities issued by B2B from the date of its incorporation to the date of this Agreement were issued in violation of the preemptive rights of any Person. All material Licenses and Consents required to be obtained from or effected with any Person in connection with all issuances of securities of B2B since the date of its incorporation have been obtained or effected and all securities of B2B have been issued in accordance with the provisions of all applicable securities and other Laws.

     3.17  Commitments. Neither B2B nor any of its Subsidiaries has any
           -----------
Commitment other than (i) warrants to purchase 400,000 shares of B2B Common Stock held by GBI Capital Partners or its assigns, (ii) options to purchase 1,000,000 shares of B2B Common Stock held by Affiliates of B2B, (iii) 1,285,882 options issued pursuant to B2B 1999 Performance Equity Plan and outstanding as of the date of this Agreement, (iv) options to purchase 50,000 shares of B2B

Common Stock by each of Jay Raubvogel and David Walke to be issued upon execution and delivery of this Agreement by the Parties and (v) this Agreement. The terms of each Commitment of B2B or its Subsidiaries including exercise price, expiration date and vesting are set forth on Schedule 3.17.
                                                    -------------

     3.18  Statement to B2B's Stockholders. None of the information in the final
           -------------------------------
Proxy Statement, including any post-effective amendment thereto contains, or will contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made as to information relating to IVAX or Diagnostics supplied in writing by IVAX or Diagnostics specifically for inclusion therein. The final Proxy Statement, including any post-effective amendments thereto will comply with and be distributed to B2B stockholders in accordance with, all applicable Laws and the Certificate of Incorporation and Bylaws of B2B in all material respects.

     3.19  Certain Beneficial Owners and Consents. Other than the B2B Affiliate
           --------------------------------------
Stockholders, Gary Granoff and Mark Rice, no Person (together with such Person's Affiliates) is the Beneficial Owner of five percent (5%) or more of the aggregate voting power of any class or series of B2B's issued and outstanding capital stock and, to the Knowledge of B2B, other than the B2B Affiliate Stockholders, no Person (together with such Person's Affiliates) is the Beneficial Owner of greater than one percent (1%) of the aggregate voting power of any class or series of B2B's issued and outstanding capital stock. B2B has furnished IVAX with a true and complete copy of each Schedule 13D or Schedule 13G filed by any Beneficial Owner of any class or series of B2B's capital stock with respect to B2B. To the Knowledge of B2B, those certain Lock-Up Agreements between the Persons set forth on Schedule 3.19, Gaines, Berland Inc. and Nolan
                                 -------------
Securities Corp., pursuant to which, among other things, the Persons set forth on Schedule 3.19 agreed for a period of twelve (12) months following the
   -------------
effective date of B2B's registration statement in connection with the initial public offering of the B2B Common Stock to not sell, assign or transfer the shares of B2B Common Stock which were owned by such Persons prior to the commencement of B2B's initial offering, without the prior written consent of Gaines, Berland Inc. and Nolan Securities Corp., constitute an Enforceable Contract of each party thereto and have not been waived other than with respect to shares of B2B Common Stock purchased in the initial public offering on the same terms as offered to the public or purchased subsequently in the open market.

     3.20  Fairness Opinion. B2B has received a written opinion from Houlihan
           ----------------
Lokey Howard & Zukin Capital, its financial advisor, a true, correct and complete copy of which has been delivered to IVAX, that the terms of the Merger are fair to the public stockholders of B2B from a financial point of view.

     3.21  Real Property; Leases.
           ---------------------

           (a)   Schedule 3.21(a) lists and describes briefly all real property
                 ----------------
owned by any of B2B and its Subsidiaries. With respect to each such parcel of owned real property and except as set forth on Schedule 3.21:
                                               -------------

                    (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance, or other restriction, except for installments of special assessments not yet delinquent and recorded Encumbrances and other restrictions which do not materially impair the current use or occupancy, or impair the value (in excess of the Basket Limitation) or the marketability of title, of the property subject thereto;

                    (ii) there are no pending or, to the Knowledge of B2B, Threatened condemnation Actions relating to the property or other matters affecting the current use, occupancy, or value thereof;

                    (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not, to the Knowledge of B2B, in violation of applicable setback requirements, zoning Laws (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any Licenses necessary to the use thereof have not been obtained;

                    (iv) all facilities have received all material approvals of all Agencies (including Licenses) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws;

                    (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                    (vi) there are no outstanding Commitments to purchase the parcel of real property, or any portion thereof or interest therein; and

                    (vii) to the Knowledge of B2B, there are no parties (other than B2B and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in
               Schedule 3.21(a)(vii) who are in possession of space to which they are entitled.

               (b)  Schedule 3.21(b) lists and describes briefly all real
                    ----------------
          property leased or subleased to any of B2B and its Subsidiaries. B2B has delivered to IVAX correct and complete copies of the leases and subleases listed in Schedule 3.21(b) (each as amended to date). With
                              ----------------
          respect to each lease and sublease listed in Schedule 3.21(b) and
                                                       ----------------
          except as set forth on Schedule 3.21:
                                 -------------
                    (i) the lease or sublease is Enforceable, and in full force and effect;

                    (ii) the lease or sublease will continue to be Enforceable, and in full force and effect, on identical terms following the consummation of the transactions contemplated hereby;

                    (iii) to the Knowledge of B2B, no party to the lease or sublease is in material Breach, and no event has occurred which, with notice or lapse of time, would constitute a material Breach thereunder;

                    (iv) to the Knowledge of B2B, no party to the lease or sublease has repudiated any provision thereof;

                    (v) there are no disputes, oral Contracts, or forbearances in effect as to the lease or sublease;

                    (vi) with respect to each sublease, the representations and warranties set forth in Sections 3.21(b)(i) through (v) are
                                           -------------------------------
               true and correct with respect to the underlying lease;

                    (vii) none of B2B and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the leasehold or subleasehold; and

                    (viii) all facilities leased or subleased thereunder have
               received all approvals of all Agencies (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws.

         3.22  Title to Personal Property. Except as set forth on Schedule 3.22,
               --------------------------                         -------------
B2B and its Subsidiaries have good and marketable title, free and clear of any Encumbrances, to each material item of personal property, tangible and intangible, as reflected on the September 30, 2000 B2B Financial Statements and to each material item of personal property, tangible and intangible, acquired since September 30, 2000 (other than non-material property disposed of in the Ordinary Course of Business since September 30, 2000 to Persons who are not Affiliates of B2B or any of its Subsidiaries). Except for leasehold interests and other leased properties identified on Schedule 3.21(b) or 3.22, there are no
                                          ------------------------
assets owned by any third party which are necessary to the operations of the business of B2B and its Subsidiaries as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

         3.23  Insurance. B2B maintains liability (including product liability),
               ---------
casualty, property loss, worker's compensation and other insurance coverage with respect to the conduct of its and its Subsidiaries' respective businesses, in such insurance amounts and under terms and conditions, as required by applicable Law and as B2B deems reasonably necessary. B2B has paid all premiums with respect thereto covering all periods up to and including the date of this Agreement (other than retroactive premiums which may be payable with respect to worker's compensation insurance policies or accrued premiums not yet due and payable), and no written notice of cancellation or termination has been received with respect to any such policy and there exists no Basis for any such termination or cancellation. None of such policies are subject to any retroactive premium adjustment feature. To the Knowledge of B2B, neither B2B nor its Subsidiaries nor any other party to an insurance policy of B2B nor its Subsidiaries is in default or Breach, and to the Knowledge of B2B no event has occurred which, with notice as the lapse of time, would constitute such a Breach or default or permit termination, modification or acceleration, under such policy. B2B has provided IVAX and Diagnostics true and correct copies of all of its insurance policies.

          3.24  Employment Contracts. Except as set forth on Schedule 3.24,
                --------------------                         -------------
     there are no employment, indemnification, consulting, severance or other similar Contracts between B2B or any of its Subsidiaries and any of their respective officers, directors, consultants or employees (the "B2B Employment Contracts"). Except as set forth on Schedule 3.24, none of the
                                                    -------------
     B2B Employment Contracts contain any "change of Control," severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the Basis of any of the transactions contemplated by this Agreement. All of the B2B Employment Contracts are terminable by B2B without penalty upon not more than thirty (30) days' notice, except as set forth on Schedule 3.24. Schedule 3.24 indicates which B2B Employment
              -------------  -------------
     Contracts will terminate on or before the Effective Time and sets forth the total amount of severance payments of any kind or nature payable in connection with the transactions contemplated by this Agreement. To the Knowledge of B2B, no executive, key employee, or group of employees has any plans to terminate employment with any of B2B and its Subsidiaries. None of B2B and its Subsidiaries is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of B2B and its Subsidiaries has committed any unfair labor practice. B2B has no Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of any of B2B and its Subsidiaries.

          3.25  Employee Benefits.
                -----------------

                (a)  Schedule 3.25 lists each Employee Benefit Plan that any of
                     -------------
     B2B or a Subsidiary of B2B maintains or to which it contributes. Subsections 3.25(b) through (j) apply to each Employee Benefit Plan that
     -------------------------------
     any of B2B or a Subsidiary of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B maintains or to which any of B2B or a Subsidiary of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B contributes.

               (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws.

               (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan to which such requirements apply.

          (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of B2B and its Subsidiaries. No "accumulated funding deficiency" (for which a Tax is due or would be due in the absence of a waiver), as such term is defined in ERISA Section 302(a)(2) or Code
Section 412, has been incurred with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan, whether or not waived. All premiums or other required payments which are due for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

          (e) Each Employee Pension Benefit Plan which is intended to qualify under Section 401(a) of the Code does so qualify, and each related trust qualifies under Section 501(a) of the Code, and each such Employee Pension Benefit Plan is the subject of a favorable determination letter from the IRS. Nothing has occurred to impair such determination, subject to the ability of the employer that sponsors such Employee Pension Benefit Plan to amend such plan, within its "remedial amendment period", or as otherwise provided by the IRS, to comply with recent law changes."

          (f) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all "benefit liabilities," as such term is defined in ERISA Section 4001(a)(16), thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (g) B2B has delivered, or will upon request deliver, to IVAX and Diagnostics correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust Contracts, insurance Contracts, and other funding Contracts which implement each such Employee Benefit Plan.

          (h) With respect to each Employee Benefit Plan that any of B2B or a Subsidiary of B2B or any ERISA Affiliate of B2B or a Subsidiary of B2B maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

               (ii) no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been instituted or, to the Knowledge of B2B, Threatened;

               (iii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

               (iv) no Fiduciary has any Liability for Breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of B2B, Threatened;

               (v) to the Knowledge of B2B, there is no Basis for any such Action described in (iv) above; and

               (vi) none of B2B or its Subsidiaries has incurred, and has any reason to expect that any of B2B and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

          (i) None of B2B, its Subsidiaries, or any ERISA Affiliate of B2B or a Subsidiary of B2B contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

          (j) None of B2B or its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than as required under Code
Section 4980B). No Employee Welfare Benefit Plan which B2B or any of its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, is a "multiple employer welfare arrangement," as such term is defined in ERISA
Section 3(40).

     3.26  Guaranties. None of B2B and its Subsidiaries is a guarantor or
           ----------
otherwise is responsible for any Liability (including indebtedness) of any other Person.

     3.27  Environmental, Health, and Safety Matters.
           -----------------------------------------

           (a) Each of B2B, its Subsidiaries, and their respective predecessors and Affiliates has, in material respects, complied and is in compliance with all Environmental Laws.

           (b)  Without limiting the generality of Section 3.27(a), each of B2B,
                                                   ---------------
its Subsidiaries and their respective Affiliates has obtained, has complied with, and is in compliance with, all material Licenses and other material authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business. A list of all such Licenses and other authorizations is set forth in Schedule 3.27(b).
                                                       ----------------

           (c) Neither B2B, its Subsidiaries, nor any of their respective predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

           (d) None of the following exists at any property or facility owned or operated by B2B or its Subsidiaries: (i) underground storage tanks, (ii) asbestos containing materials in any form or condition (except as permitted by and in accordance with Law), (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

           (e) None of B2B, its Subsidiaries, or their respective predecessors or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

           (f) To the Knowledge of B2B, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or Consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

           (g) Neither B2B, its Subsidiaries, nor any of their respective predecessors or Affiliates has, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

           (h) No facts, events or conditions relating to the past or present facilities, properties or operations of B2B, its Subsidiaries, or any of their respective predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities pursuant to Environmental Laws, including any relating to onsite or offsite releases or Threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     3.28  Litigation. Except as set forth on Schedule 3.28, there are no
           ----------                         -------------
Actions pending, or, to the best of B2B's Knowledge, directly or indirectly, Threatened, against or affecting B2B or any of its Subsidiaries or any officer, director or employee of B2B or any of its Subsidiaries in their respective capacities as such. Neither B2B nor any of its Subsidiaries is in violation or in default of any Order of any Court or Agency.

     3.29  Absence of Changes. Except as set forth on Schedule 3.29, since
           ------------------                         -------------
September 30, 2000 B2B has conducted its business only in the Ordinary Course of Business and there has not occurred any Material Adverse Change in the condition (financial or otherwise), results of operations, properties, assets, Liabilities, business operations or prospects of B2B or any of its Subsidiaries, and, since September 30, 2000, neither B2B nor any of its Subsidiaries has (a) incurred any material Liabilities, (b) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its material assets or property rights (tangible or intangible), (c) granted any increase in the compensation payable or to become payable to officers or employees (including any bonus payments or payments pursuant to any pension, profit-sharing plan or other B2B Employee Benefit Plan or commitment), (d) incurred, assumed or taken any property subject to any Liability, (e) materially altered the manner of keeping the books, accounts or records of B2B, or materially changed in any manner the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law, (f) amended its Certificate of Incorporation or Bylaws in any material respect, (g) canceled, waived or released any material debts, rights or claims, (h) amended or terminated any B2B Contract, or (i) entered into any B2B Employment Contract, except for those referred to on Schedule 3.29. B2B has a Basis to believe that B2B will have cash
               -------------
and cash equivalents of at least $22,000,000 at the Effective Time.

     3.30  Tax Matters.
           -----------

           (a) Each of B2B and its Subsidiaries has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of B2B and its Subsidiaries (whether or not shown on any Tax Return) have been paid. All Taxes which may be owed by B2B or any of its Subsidiaries (whether or not shown or any Tax Return) and which may be payable between the date of this Agreement and the Effective Date will be timely paid in full or accrued or reserved for by B2B or its Subsidiaries prior to the Effective Date. None of B2B and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of B2B and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of any of B2B and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) Each of B2B and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party.

           (c) No director or officer (or employee responsible for Tax matters) of any of B2B and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of B2B and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which B2B has Knowledge based upon personal contact with any agent of such authority. Schedule 3.30(c) lists all Tax Returns of B2B and its Subsidiaries
           ----------------
that have been audited, and indicates those Tax Returns that currently are the subject of audit. B2B has delivered to IVAX and Diagnostics correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of B2B and its Subsidiaries since 1997.

          (d) None of B2B and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e)  None of B2B and its Subsidiaries has filed a Consent under Code
Section 341(f) concerning collapsible corporations.

          (f) None of B2B and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

          (g) None of B2B and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

          (h) Each of B2B and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

          (i) None of B2B and its Subsidiaries is, or has been, a party to any Tax allocation or sharing Contract.

          (j) With respect to B2B or its Subsidiaries, B2B has made an election under Treas. Reg. Section 1.502-20(g)(1), if applicable.

          (k) None of B2B and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was B2B) or (ii) has any Liability for the Taxes of any Person (other than any of B2B and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign
Law), as a transferee or successor, by contract, or otherwise.

          (l)  B2B will provide a Schedule 3.30(l) within sixty (60) days of the
                                  ----------------
date of this Agreement setting forth the following information with respect to each of B2B and its Subsidiaries (or, in the case of clause (ii), with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of B2B or its Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account) determined in accordance with Treas. Reg. Section 1.1502-32; (iii) the amount of any basis in its subsidiaries attributable to any "extraordinary gain disposition" or "duplicated Loss" as defined in Treas. Reg. Section 1.502-20; (iv) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to B2B or its Subsidiary; and (iv) the amount of any deferred gain or loss allocable to B2B or its Subsidiary arising out of any Deferred Intercompany Transaction and the amount of any undistributed earnings and profits of B2B and its Subsidiaries immediately prior to Closing as defined under Treas. Reg. Section 1.1502.33.

           (m) The unpaid Taxes of B2B and its Subsidiaries (i) did not, as of the September 30, 2000 B2B Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the September 30, 2000 B2B Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of B2B and its Subsidiaries in filing their Tax Returns.

     3.31  B2B Contracts. Schedule 3.31 sets forth a true, correct and complete
           -------------  -------------
list of the B2B Contracts and indicates the B2B Contacts, if any, to be assumed by the Surviving Corporation. B2B has provided IVAX and Diagnostics with a true, correct and complete list of each written B2B Contract and a full and accurate summary of the terms of any oral B2B Contract. Each B2B Contract is in full force and effect and neither B2B nor any of its Subsidiaries, nor, to the Knowledge of B2B, any other party thereto is in material Breach or default thereunder.

     3.32  Intellectual Property.
           ---------------------

           (a) B2B and its Subsidiaries own or have the right to use pursuant to an Enforceable License or Contract all Intellectual Property necessary or desirable for the operation of the businesses of B2B and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of B2B and its Subsidiaries immediately prior to the Effective Date will be owned or available for use by B2B or the Subsidiary on identical terms and conditions immediately subsequent to the Effective Date. Each of B2B and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. Schedule 3.32(a) identifies each License, Contract,
                      ----------------
patent, copyright, trademark, service mark and domain name which has been issued to any of B2B and its Subsidiaries, with respect to its Intellectual Property necessary or desirable for the operation of the businesses of B2B and its Subsidiaries as presently conducted and as presently proposed to be conducted. B2B has delivered to IVAX and Diagnostics correct and complete copies of all such patents, copyrights, trademarks, service marks, and domain names, including all registrations, applications, renewals, Licenses, and Contracts (as amended to date) and have made available to IVAX and Diagnostics correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

           (b) To the Knowledge of B2B, none of B2B and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of B2B and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of B2B and its Subsidiaries must License or refrain from using any Intellectual Property rights of any third party). To the Knowledge of B2B, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of B2B and its Subsidiaries.

           (c) To the Knowledge of B2B, none of B2B will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted that would have a Material Adverse Effect on B2B.

           (d) B2B has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of B2B and its Subsidiaries that would have a Material Adverse Effect on B2B.

     3.33  State Takeover Laws; Appraisal Rights. B2B has taken all necessary
           -------------------------------------
actions to exempt the Merger from (a) Section 203 of the Delaware GCL, (b) any applicable anti-takeover or similar provisions in B2B's Certificate of Incorporation or Bylaws, and (c) any anti-takeover or similar provisions set forth in any B2B Contract. Holders of B2B Common Stock will not have appraisal rights under Section 262 of the Delaware GCL.

     3.34  Reorganization. As of the date of this Agreement, B2B has no
           --------------
Knowledge of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     3.35  Termination of Business. As of the Effective Date, B2B has no
           -----------------------
material liabilities (known, asserted, absolute, accrued, liquidated or due) other than as set forth on the B2B Effective Date Balance Sheet. B2B can terminate its existing business, including all B2B Contracts and the B2B website (www.b2bstores.com), at any time without incurring any material liabilities
 -----------------
(known, asserted, absolute, accrued, liquidated or due).

     3.36  Foreign Corrupt Practices Act Compliance. Neither B2B nor its
           ----------------------------------------
Subsidiaries has, directly or indirectly, in connection with B2B or its Subsidiaries' business, made or agreed to make any payment to any Person connected with or related to any government or Agency, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of B2B and its Subsidiaries are sufficient to cause B2B and its Subsidiaries to comply with the Foreign Corrupt Practices Act

     3.37  Disclosure. No representation or warranty of B2B herein (including
           ----------
the exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of B2B or its agents pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE 4.
            Representations and Warranties of IVAX and Diagnostics

     In order to induce B2B to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby, IVAX and Diagnostics hereby, jointly and severally, represent and warrant to B2B that the representations and warranties contained in this Article 4 are true, correct and
                                                 ---------
complete as of the date of this Agreement and will be true, correct and complete as of the Effective Time (as though made then and, except as expressly provided in a representation or warranty, as though the Effective Time were substituted for the date of this Agreement).

     4.1  Organization, Standing and Power. Each of Diagnostics and IVAX is a
          --------------------------------
corporation duly organized, validly existing and its status is active under the Laws of the State of Florida and has all requisite right, power and authority to enter into this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby.

     4.2  Authorization of Agreement; Enforceability. The execution, delivery
          ------------------------------------------
and performance of this Agreement and the Plan of Merger by each of Diagnostics and IVAX and the consummation of the transactions contemplated hereby and thereby have been duly and effectively authorized by all requisite corporate action on the part of Diagnostics and IVAX. All Consents relating to the Merger, this Agreement and the transactions contemplated thereby and hereby will be obtained prior to the Effective Time and will be in full force and effect at the Effective Time, except where the failure to obtain such Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries. This Agreement and the Plan of Merger constitute an Enforceable obligation of each of Diagnostics and IVAX.

     4.3  No Violation or Conflict. The execution, delivery and performance of
          ------------------------
this Agreement and the Plan of Merger by Diagnostics and IVAX, and the consummation of the transactions contemplated hereby and thereby, and compliance by Diagnostics and IVAX with the provisions hereof and thereof (a) do not and will not violate or conflict with any Law or any Order or any term or provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Diagnostics or any of its Subsidiaries and (b) do not and will not, with or without the passage of time or the giving of notice, result in the Breach of, or constitute a Breach or require any Consent under or result in the creation of any Encumbrance upon any property or assets of Diagnostics or any of its Subsidiaries under any Contract to which Diagnostics or any of its Subsidiaries is a party or by which Diagnostics or any of its Subsidiaries or any of their respective properties may be bound or affected, except (i) for those Contracts as to which Consent shall have been obtained at or prior to the Effective Time or (ii) where the failure to obtain such Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.4  Articles of Incorporation, Bylaws and Minute Books. A true and
          --------------------------------------------------
complete copy of the Articles of Incorporation (as amended and in effect), Bylaws (as amended and in effect) and minute books of Diagnostics and each of its Subsidiaries have been delivered by Diagnostics to B2B, except for Delta's organizational documents which have been made available to B2B. The minute books of Diagnostics and each of its Subsidiaries in the form supplied to (or in the case of Delta, made available) B2B are complete and accurate in all material respects and have embodied therein copies of all minutes of all meetings and all actions by written Consent of the Board of Directors of Diagnostics and each of its Subsidiaries, any committee thereof, the incorporators and the stockholders of Diagnostics and each of its Subsidiaries from the dates of their respective incorporation or organization to the date of this Agreement, and such minutes and actions by written Consent accurately reflect all material actions taken by the Board of Directors of Diagnostics or any of its Subsidiaries, any committees thereof, the incorporators and the stockholders during such periods. All actions of Diagnostics or any of its Subsidiaries from the dates of their respective incorporations or organizations to the date of this Agreement that required the approval of the directors or stockholders of Diagnostics or such Subsidiaries, as the case may be, have been so approved.

     4.5  Consent of Governmental Authorities. Other than (a) in connection with
          -----------------------------------
or in compliance with the Delaware GCL, the Florida BCA, the Exchange Act, the Securities Act and the state securities Laws of any jurisdiction and (b) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, if required, no Consent of any Agency is required in connection with the execution, delivery or performance by Diagnostics or IVAX of this Agreement or the Plan of Merger or the consummation by Diagnostics or IVAX of the transactions contemplated hereby or thereby.

     4.6  Diagnostics Financial Statements. Diagnostics has delivered to B2B
          --------------------------------
true and complete copies of (i) the audited balance sheets of Diagnostics as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of operations, changes in stockholder's equity, and cash flows for the years then ended and (ii) the unaudited balance sheet of Diagnostics dated as of September 30, 2000 and the related statements of operations, changes in stockholder's equity and cash flows for the nine months then ended (collectively, the "Diagnostics Financial Statements") present fairly, in all material respects, the consolidated financial position, results of operations, and cash flows of Diagnostics and its Subsidiaries (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments and the omission of certain footnote disclosure). The Diagnostics Financial Statements and supporting schedules were prepared in all material respects: (a) in accordance with Regulation S-X promulgated by the Commission, (b) in conformity with GAAP applied on a consistent basis and (c) from the books and records of Diagnostics and its Subsidiaries. The Diagnostics Financial Statements comply as to form with the requirements of Regulation S-X promulgated by the Commission in all material respects.

     4.7  Absence of Undisclosed Liabilities. Except as set forth on Schedule
          ----------------------------------
4.7, neither Diagnostics nor any of its Subsidiaries has, and there is no Basis for assertion against Diagnostics or any of its Subsidiaries of, any material Liability, which is not included, disclosed or noted in the September 30, 2000 Diagnostics Financial Statements, except for the Transaction Expenses of Diagnostics incurred in accordance with the provisions of this Agreement and as set forth in Schedule 4.7 and any non-material Liabilities incurred since
             ------------
September 30, 2000 in the Ordinary Course of Business to Persons not Affiliates of Diagnostics or any of its Subsidiaries (none of which result from, arise out of, relates to, is in the nature of, or was caused by a Breach of Contract, Breach of warranty, tort, infringement or violation of Law). Schedule 4.7 and
                                                             ------------
the Diagnostic Effective Date Balance Sheet set forth all of the material liabilities (known, asserted, absolute, accrued, liquidated or due) of Diagnostics and its Subsidiaries.

     4.8  Receivables. All Receivables of Diagnostics and its Subsidiaries are
          -----------
accurately reflected on the September 30, 2000 Diagnostics Financial Statements, and are valid, bona fide and binding claims arising in the Ordinary Course of the Business, subject to reserves for bad debt set forth in the September 30, 2000 Diagnostics Financial Statements. No Receivables have been factored.

     4.9  Product Warranty. Each product of Diagnostics and its Subsidiaries has
          ----------------
manufactured, sold, leased, or delivered has been in conformity, in all material respects, with all applicable Law, Contracts, and all express and implied warranties, and, to the Knowledge of IVAX and Diagnostics, neither Diagnostics or its Subsidiaries has any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith. No product designed, manufactured, sold, leased, or delivered by Diagnostics or its Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable terms and conditions of sale or lease by Diagnostics or its Subsidiaries. True and correct copies of the terms and conditions of sale or lease for Diagnostics and its Subsidiaries (containing applicable guaranty, warranty, and similar Liability indemnity provisions) have been delivered to B2B.

     4.10  Product Liability. Neither Diagnostics nor its Subsidiaries has
           -----------------
received any written notice of or any written information as to any Liability (and there is no Basis for any present or future Action against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, sold, leased or delivered by Diagnostics or its Subsidiaries.

     4.11  Subsidiaries. Set forth on Schedule 4.11 is a list of each, direct or
           ------------               -------------
indirect, Subsidiary of Diagnostics, including (a) its name and jurisdiction of organization, (b) the number of authorized shares of each class of its capital stock or equity interest, (c) the number of issued and outstanding shares of each class of its capital stock or equity interest and (d) the names of each of its directors and officers, managers or general or managing partners. All of the capital stock or equity interests of each Subsidiary of Diagnostics have been duly authorized and are validly issued, fully paid and nonassessable, and are owned by Diagnostics. There are no commitments with respect to any capital stock or equity interests of any Subsidiary of Diagnostics. Except as set forth on
Schedule 4.11, Diagnostics owns no capital stock or equity interests in any
-------------
Person. Each Subsidiary of Diagnostics is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization and has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. Each Subsidiary of Diagnostics is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where any such failure would not have a Material Adverse Effect.

     4.12  Compliance with Laws. Except as set forth in Schedule 4.12,
           --------------------                         -------------
Diagnostics and each of its Subsidiaries has conducted its business in compliance, in all material respects, with all applicable Laws and Orders including Environmental Laws, Food and Drug Administration and related Laws, Laws relating to disclosure, equal employment, foreign corrupt practices, antitrust, product quality, discrimination, employment and health and safety, and no Action or notice thereof has been filed or commenced or notice of any Action has been filed, or to the Knowledge of IVAX or Diagnostics, Threatened to be filed or commenced, against any of them alleging any failure to so comply.

     4.13  Brokers and Finders. Except as set forth on Schedule 4.13, neither
           -------------------                         -------------
Diagnostics nor any of its Subsidiaries or Affiliates of Diagnostics has employed any financial advisor, broker or finder and has not incurred and will not incur any broker's, finder's, investment banking, or similar fees, commissions or expenses to any other Person in connection with the transactions contemplated by this Agreement.

     4.14   Capitalization.  The authorized capital stock of Diagnostics
            --------------
consists solely of 30,000,000 shares of Diagnostics Common Stock, of which 14,600,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Diagnostics Common Stock have been duly authorized and validly issued and are credited as fully paid and non-assessable, with no personal Liability attaching to the ownership thereof. No class of equity securities of Diagnostics exists other than the stock noted above. All voting rights with respect to Diagnostics are vested exclusively in the Diagnostics Common Stock. No securities issued by Diagnostics from the date of its incorporation to the date of this Agreement were issued in violation of the preemptive rights of any Person. All material Licenses and Consents required to be obtained from or effected with any Person in connection with all issuances of securities of Diagnostics since the date of its incorporation have been obtained or effected and all securities of Diagnostics have been issued in accordance with the provisions of all applicable securities and other Laws.

     4.15   Beneficial Owners; Commitments. IVAX is the sole record and
            ------------------------------
Beneficial Owner of all of the issued and outstanding Diagnostics Common Stock, free and clear of any Encumbrances or Commitments. Schedule 4.15 set forth all
                                                   -------------
of the Commitments relating to any capital stock of Diagnostics (listing in the holder of the Commitment, date of grant, the expiration date, the exercise price, a description of any anti-dilution or change of Control provisions and all other material provisions).

     4.16   Real Property; Leases.
            ---------------------

            (a)   Schedule 4.16(a) lists and describes briefly all real property
                  ----------------
owned by any of Diagnostics and its Subsidiaries. With respect to each such parcel of owned real property and except as set forth on Schedule 4.16:
                                                         -------------

                  (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any Encumbrance, or other restriction, except for installments of special assessments not yet delinquent and recorded Encumbrances and other restrictions which do not materially impair the current use or occupancy, or impair the value (in excess of the Basket Limitation) or the marketability of title, of the property subject thereto;

                  (ii) there are no pending or, to the Knowledge of IVAX and Diagnostics, Threatened condemnation Actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                  (iii) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not, to the Knowledge of IVAX and Diagnostics, in violation of applicable setback requirements, zoning Laws (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any Licenses necessary to the use thereof have not been obtained;

                 (iv) all facilities have received all material approvals of all Agencies (including Licenses) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable Laws;

                 (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                 (vi) there are no outstanding Commitments to purchase the parcel of real property, or any portion thereof or interest therein; and

                 (vii) to the Knowledge of IVAX and Diagnostics, there are no parties (other than Diagnostics and its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 4.16(a)(vii) who are in possession of space to
                         --------------------
            which they are entitled/

            (b)  Schedule 4.16(b) lists and describes briefly all real property
                 ---------------
leased or subleased to any of Diagnostics and its Subsidiaries. Diagnostics has delivered to B2B correct and complete copies of the leases and subleases listed in Schedule 4.16(b) (each as amended to date). With respect to each lease and
   ---------------
sublease listed in Schedule 4.16(b) and except as set forth on Schedule 4.16:
                   ---------------                             -------------

                 (i) the lease or sublease is Enforceable and in full force and effect;

                 (ii) the lease or sublease will continue to be Enforceable, and in full force and effect, on identical terms following the consummation of the transactions contemplated hereby;

                 (iii) to the Knowledge of IVAX and Diagnostics, no party to the lease or sublease is in material Breach, and no event has occurred which, with notice or lapse of time, would constitute a material Breach thereunder;

                 (iv) to the Knowledge of IVAX and Diagnostics, no party to the lease or sublease has repudiated any provision thereof;

                 (v) there are no disputes, oral Contracts, or forbearances in effect as to the lease or sublease;

                 (vi) none of the Diagnostics and its Subsidiaries is a party to any Sublease;

                 (vii) none of Diagnostics and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or Encumbered any interest in the leasehold or subleasehold; and

                 (viii) all facilities leased or subleased thereunder have
            received all material approvals of all Agencies (including Licenses) required in connection with the operation thereof and have been operated and maintained in accordance with applicable Laws.

     4.17   Title to Personal Property.  Except as set forth on Schedule 4.17,
            --------------------------                          -------------
Diagnostics and its Subsidiaries have good and marketable title, free and clear of any Encumbrances, to each material item of personal property, tangible and intangible, as reflected on the September 30, 2000 Diagnostics Financial Statements and to each material item of personal property, tangible and intangible, acquired since September 30, 2000 (other than non-material property disposed of in the Ordinary Course of Business since September 30, 2000 to Persons who are not Affiliates of Diagnostics or any of its Subsidiaries). Except for leasehold interests and other leased properties identified on
Schedule 4.16(b) or 4.17, there are no assets owned by any third party which are
------------------------
necessary to the operations of the business of Diagnostics and its Subsidiaries as presently conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in operating condition (subject to normal wear and tear), and is suitable for the purposes for which it is currently used.

     4.18   Insurance.  Diagnostics maintains (or IVAX maintains on behalf of
            ---------
Diagnostics, whether through self insurance or otherwise) liability (including product liability), casualty, property loss, worker's compensation and other insurance coverage with respect to the conduct of Diagnostics and its Subsidiaries' respective businesses, in such insurance amounts and under terms and conditions, as required by applicable Law and as IVAX or Diagnostics deems reasonably necessary. Diagnostics (or IVAX on behalf of Diagnostics) has, with respect to insurance policies issued by third parties, paid all premiums with respect thereto covering all periods up to and including the date of this Agreement (other than retroactive premiums which may be payable with respect to worker's compensation insurance policies or accrued premiums not yet due and payable), and no written notice of cancellation or termination has been received by IVAX with respect to any such policy and there exists no Basis for any such termination or cancellation. Except as set forth in Schedule 4.18, none of such
                                                    -------------
policies are subject to any retroactive premium adjustment feature; provided, however, the Surviving Corporation will have no Liability with respect to any such retroactive premiums in excess of the Basket Limitation. To the Knowledge of Diagnostics, neither Diagnostics or its Subsidiaries nor any other party to an insurance policy of Diagnostics or its Subsidiaries is in default or Breach, and to the Knowledge of Diagnostics, no event has occurred which, with notice as the lapse of time, would constitute such a Breach or default or permit termination, modification or acceleration, under such policy. Diagnostics has provided B2B true and correct summaries of the material terms and conditions of all of its insurance policies.

     4.19   Employment Contracts.  Except as set forth on Schedule 4.19, there
            --------------------                          -------------
are no employment, indemnification, consulting, severance or other similar Contracts between Diagnostics or any of its Subsidiaries and any of their respective officers, directors, consultants or employees (the "Diagnostics Employment Contracts"). Except as set forth on Schedule 4.19, none of the
                                               -------------
Diagnostics Employment Contracts contain any "change of Control," severance or other provisions pursuant to which any of the benefits of any other party thereto will be increased or the vesting of any such benefits will be accelerated by the consummation of any of the transactions contemplated by this Agreement or pursuant to which the value of any such benefits will be calculated on the Basis of any of the transactions contemplated by this Agreement. To the Knowledge of IVAX and Diagnostics, no executive, key employee, or group of employees has any plans to terminate employment with any of Diagnostics and its Subsidiaries. Except as set forth on Schedule 4.19, none
                                                            -------------
of Diagnostics and its Subsidiaries is a party to or bound by any collective bargaining Contract, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of Diagnostics and its Subsidiaries has committed any unfair labor practice. Diagnostics has no Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of any of Diagnostics and its Subsidiaries.

     4.20   Employee Benefits.
            -----------------

            (a)  Schedule 4.20 lists each Employee Benefit Plan that any of
                 -------------
Diagnostics or a Subsidiary of Diagnostics maintains or to which it contributes. Subsections 4.20(b) through (j) apply to each Employee Benefit Plan that any of Diagnostics or a Subsidiary of Diagnostics or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics maintains or to which any of Diagnostics or a Subsidiary of Diagnostics or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics contributes.

            (b) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with its terms and with the applicable requirements of ERISA, the Code, and other applicable Laws.

            (c) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan to which such requirements apply.

            (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Effective Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Diagnostics and its Subsidiaries. No "accumulated funding deficiency" (for which a Tax is due or would be due in the absence of a waiver), as such terms is defined in ERISA
Section 302(a)(2) or Code Section 412, has been incurred with respect to any such Employee Benefit Plan that is an Employee Pension Benefit Plan, whether or not waived. All premiums or other required payments which are due for all periods ending on or before the Effective Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

            (e) Each Employee Pension Benefit Plan which is intended to qualify under Section 401(a) of the Code does so qualify, and each related trust qualifies under Section 501(a) of the Code, and each such Employee Pension Benefit Plan is the subject of a favorable determination letter from the IRS. Nothing has occurred to impair such determination, subject to the ability of the employer that sponsors such Employee Pension Benefit Plan to amend such plan, within its "remedial amendment period", or as otherwise provided by the IRS, to comply with recent law changes."

          (f) The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all "benefit liabilities," as such terms is defined in ERISA Section 4001(a)(16), thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

          (g) Diagnostics has delivered, or will upon request deliver, to B2B correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust Contracts, insurance Contracts, and other funding Contracts which implement each such Employee Benefit Plan.

          (h) With respect to each Employee Benefit Plan that any of Diagnostics, a Subsidiary of Diagnostics, or any ERISA Affiliate of Diagnostics or a subsidiary of Diagnostics maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) no such Employee Benefit Plan which is an Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC;

               (ii) no proceeding by the PBGC to terminate any Employee Pension Benefit Plan described in Title IV of ERISA (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Diagnostics, Threatened;

               (iii) there have been no Prohibited Transactions with respect to any such Employee Benefit Plan;

               (iv) no Fiduciary has any Liability for Breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Action with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Diagnostics, Threatened;

               (v) to the Knowledge of IVAX and Diagnostics, there is no Basis for any such Action described in (iv) above; and

               (vi) none of Diagnostics or its Subsidiaries has incurred, and has any reason to expect that any of Diagnostics and its Subsidiaries will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

           (i) None of Diagnostics, its Subsidiaries, or any ERISA Affiliate of Diagnostics or a Subsidiary of Diagnostics contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

           (j) None of Diagnostics or its Subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or (other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents as required under Code
Section 4980B). No Employee Welfare Benefit Plan which Diagnostics or any of its Subsidiaries maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute is a "multiple employer welfare arrangement," as such term is defined in ERISA
Section 3(40).

     4.21  Guaranties.  None of Diagnostics and its Subsidiaries is a guarantor
           ----------
or otherwise is responsible for any Liability (including indebtedness) of any other Person.

     4.22  Environmental, Health, and Safety Matters.
           -----------------------------------------

           (a) Each of Diagnostics, its Subsidiaries, and their respective predecessors has, in a material respect, complied and is in compliance with all Environmental Laws.

           (b)  Without limiting the generality of Section 4.22(a), each of
                                                   --------------
Diagnostics, its Subsidiaries has obtained, has complied with, and is in compliance with all material Licenses and other material authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business. A list of all such Licenses and other authorizations is set forth in Schedule 4.22(b).
                               ---------------

           (c)  Except as set forth on Schedule 4.22(c), neither Diagnostics,
                                       ---------------
its Subsidiaries, nor any of their respective predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Laws, or any Liabilities or potential Liabilities including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

           (d)  Except as set forth on Schedule 4.22(d), none of the following
                                       ---------------
exists at any property or facility owned or operated by Diagnostics or its
Subsidiaries: (i) underground storage tanks, (ii) asbestos containing material in any form or condition (except as permitted by and in accordance with Law),
(iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

           (e) None of Diagnostics, its Subsidiaries, or their respective predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Solid Waste Disposal Act, as amended, or any other Environmental Laws.

           (f) To the Knowledge of IVAX and Diagnostics, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or Consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

           (g) Neither Diagnostics, its Subsidiaries, nor any of their respective predecessors has, either expressly or by operation of Law, assumed or undertaken any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

           (h)  Except as set forth in Schedule 4.22(h), no facts, events or
                                       ---------------
conditions relating to the past or present facilities, properties or operations of Diagnostics, its Subsidiaries, or any of their respective predecessors will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other Liabilities pursuant to Environmental Laws, including any relating to onsite or offsite releases or Threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     4.23  Litigation.  Except as set forth on Schedule 4.23, there are no
           ----------                          -------------
Actions pending, or, to the best of Diagnostic's Knowledge, directly or indirectly, Threatened, against or affecting Diagnostics or any of its Subsidiaries or any officer, director or employee of Diagnostics or any of its Subsidiaries in their respective capacities as such. Neither Diagnostics nor any of its Subsidiaries is in violation or in default of any Order of any Court or Agency.

     4.24  Absence of Changes.  Except as set forth on Schedule 4.24, since
           ------------------                          -------------
September 30, 2000 Diagnostics has conducted its business only in the Ordinary Course of Business and there has not occurred any Material Adverse Change in the condition (financial or otherwise), results of operations, properties, assets, Liabilities, business, operations or prospects of Diagnostics or any of its Subsidiaries, and, since September 30, 2000, neither Diagnostics nor any of its Subsidiaries has (a) incurred any material Liabilities, (b) voluntarily or involuntarily sold, transferred, surrendered, abandoned or disposed of any of its material assets or property rights (tangible or intangible), (c) granted any increase in the compensation payable or to become payable to officers or employees (including any bonus payments or payments pursuant to any pension, profit-sharing plan or other Diagnostics Employee Benefit Plan or commitment),
(d) incurred, assumed or taken any property subject to any Liability, (e) materially altered the manner of keeping the books, accounts or records of Diagnostics, or materially changed in any manner the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law, (f) amended its Articles of Incorporation or Bylaws in any material respect, (g) canceled, waived or released any material debts, rights or claims, (h) amended or terminated any Diagnostics Contract, or (i) entered into any Diagnostics Employment Contract, except for those referred to on Schedule
                                                                     --------
4.24. IVAX and Diagnostics have a Basis to believe that Diagnostics will have
----
cash and cash equivalents of at least $2,000,000 at the Effective Time.

     4.25  Tax Matters.
           -----------

           (a)  Except as set forth in Schedule 4.25(a): each of Diagnostics and
                                       ---------------
its Subsidiaries has timely filed all Tax Returns that it was required to file; all such Tax Returns were correct and complete in all material respects; all Taxes owed by any of Diagnostics and its Subsidiaries (whether or not shown on any Tax Return) have been paid; all Taxes which may be owed by Diagnostics (whether or not shown on any Tax Return) and which may be payable between the date of this Agreement and the Effective Date will be timely paid in full; none of Diagnostics and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; no claim has ever been made by an authority in a jurisdiction where any of Diagnostics and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and, there are no Encumbrances on any of the assets of any of Diagnostics and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

           (b) Each of Diagnostics and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party.

           (c) No director or officer (or employee responsible for Tax matters) of any of Diagnostics and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Diagnostics and its Subsidiaries either (i) claimed or raised by any authority in writing or (ii) as to which Diagnostics has Knowledge based upon personal contact with any agent of such authority. Schedule 4.25(c) lists all Tax Returns that have been audited,
                ---------------
and indicates which of those Tax Returns that currently are the subject of audit. Diagnostics has delivered to B2B correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of Diagnostics and its Subsidiaries since 1997.

           (d)  Except as set forth on Schedule 4.25(d), none of Diagnostics and
                                       ---------------
its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

           (e) None of Diagnostics and its Subsidiaries has filed a Consent under Code Section 341(f) concerning collapsible corporations.

           (f) None of Diagnostics and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G.

           (g) None of Diagnostics and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section
897(c)(1)(A)(ii).

           (h) Each of Diagnostics and its Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662.

           (i) None of Diagnostics and its Subsidiaries is, or has been, a party to any Tax allocation or sharing Contract.

           (j) With respect to Diagnostics or its Subsidiaries, IVAX has made no election under Treas. Reg. Section 1.1502-20(g)(1).

           (k) None of Diagnostics and its Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was IVAX or Diagnostics) or (ii) has any Liability for the Taxes of any Person (other than any of Diagnostics and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by contract, or otherwise.

           (l)  Schedule 4.25(l) sets forth with respect to Diagnostics and each
                ---------------
of its Subsidiaries a reasonable estimate of the basis of the stockholders of the Subsidiary in its stock as of the date of this Agreement. Additionally, IVAX will provide a revised Schedule 4.25(l) within sixty (60) days of the date of
                       ---------------
this Agreement setting forth the following information with respect to each of Diagnostics and its Subsidiaries (or, in the case of clause (ii), with respect to each of the Subsidiaries) as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of Diagnostics or its Subsidiary in its assets; (ii) the basis of the stockholder(s) of the Subsidiary in its stock (or the amount of any Excess Loss Account) determined in accordance with Treas. Reg. Section 1.1502-32; (iii) the amount of any basis in its subsidiaries attributable to any "extraordinary gain disposition" or "duplicated loss" as defined in Treas. Reg. Section 1.1502-20;
(iv) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to Diagnostics or its Subsidiary; and (iv) the amount of any deferred gain or loss allocable to Diagnostics or its Subsidiary arising out of any Deferred Intercompany Transaction and the amount of any undistributed earnings and profits of Diagnostics and its Subsidiaries immediately prior to Closing as defined under Treas. Reg. Section 1.1502.33.

           (m) The unpaid Taxes of Diagnostics and its Subsidiaries (i) did not, as of the September 30, 2000 Diagnostics Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the September 30, 2000 Diagnostics Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Date in accordance with the past custom and practice of Diagnostics and its Subsidiaries in filing their Tax Returns.

     4.26  Diagnostics Contracts. Schedule 4.26 sets forth a true, correct and
           ---------------------  -------------
complete list of the Diagnostics Contracts and indicates the Diagnostics Contracts that will terminate as a result of the Merger. Diagnostics has provided B2B with a true, correct and complete list of each written Diagnostics Contract and a full and accurate summary of the terms of any oral Diagnostics Contract. Each Diagnostics Contract is in full force and effect and neither Diagnostics nor any of its Subsidiaries, nor, to the Knowledge of Diagnostics, any other party thereto is in material Breach or default thereunder.

     4.27  Intellectual Property.
           ---------------------

           (a) Diagnostics and its Subsidiaries own or have the right to use pursuant to an Enforceable License or Contract all Intellectual Property necessary or desirable for the operation of the businesses of Diagnostics and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by any of Diagnostics and its Subsidiaries immediately prior to the Effective Date will be owned or available for use by Diagnostics or the Subsidiary on identical terms and conditions immediately subsequent to the Effective Date. Each of Diagnostics and its Subsidiaries has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. Schedule 4.27(a) identifies each License, Contract, patent, copyright, trademark and
------
service mark which has been issued to any of Diagnostics and its Subsidiaries, with respect to its Intellectual Property necessary or desirable for the operation of the businesses of Diagnostics and its Subsidiaries as presently conducted and as presently proposed to be conducted. Diagnostics has delivered to B2B correct and complete copies of all such patents, copyrights, trademarks and service marks, including all registrations, applications, renewals, Licenses, and Contracts (as amended to date) and have made available to B2B correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item.

           (b)  Except as set forth on Schedule 4.27(b), to the Knowledge of
                                       ---------------
IVAX and Diagnostics, none of Diagnostics and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Diagnostics and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Diagnostics and its Subsidiaries must License or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Diagnostics, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of Diagnostics and its Subsidiaries.

           (c)  Except as set forth on Schedule 4.27(c), to the Knowledge of
                                       ---------------
IVAX and Diagnostics, none of Diagnostics and its Subsidiaries will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted that would have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

           (d) None of IVAX and Diagnostics has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of any of Diagnostics and its Subsidiaries that would have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.28  Reorganization.  As of the date of this Agreement, neither
           --------------
Diagnostics nor IVAX has any Knowledge of any reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.29  Investment. IVAX (a) understands that the Merger Consideration has
           ----------
not been registered under the Securities Act, or under any state securities Laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Merger Consideration solely for IVAX's own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning B2B and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Consideration, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Consideration, and (f) is an Accredited Investor.

     4.30  Foreign Corrupt Practices Act Compliance. Neither IVAX, Diagnostics
           ----------------------------------------
nor their Subsidiaries has, directly or indirectly, in connection with Diagnostics or its Subsidiaries business, made or agreed to make any payment to any Person connected with or related to any government or Agency, except payments or contributions required or allowed by applicable Law. The internal accounting controls and procedures of IVAX, Diagnostics and their Subsidiaries are sufficient to cause Diagnostics and its Subsidiaries to comply with the Foreign Corrupt Practices Act.

     4.31  Certain Business Relationships. Schedule 4.31 lists all material
           ------------------------------  -------------
Contracts, business arrangements and business relationships between Diagnostics and its Subsidiaries, on the one hand, and IVAX and its Affiliates, on the other hand. Except as set forth in Schedule 4.31, neither IVAX nor any of its
                             -------------
Affiliates owns any assets or properties of, or leases any assets or properties to, Diagnostics of its Subsidiaries.

     4.32  Effect of Merger. Except as disclosed on Schedule 4.32, the
           ----------------                         -------------
consummation of the Merger will not result in the impairment or loss of any assets or properties of Diagnostics or it Subsidiaries, including any Contract, License, real property, personal property, or intangible property, the loss or impairment of which could have a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

     4.33  Disclosure. No representation or warranty of Diagnostics or IVAX
           ----------
herein (including the exhibits and schedules hereto), and no statement, report, or certificate furnished or to be furnished by or on behalf of Diagnostics or its agents pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                  ARTICLE 5.
                           Covenants and Agreements

     5.1   Interim Operations of B2B. During the period from the date of this
           -------------------------
Agreement to the Effective Date, B2B and its Subsidiaries shall conduct its business only in the Ordinary

Course of Business, except to the extent otherwise necessary to comply with the provisions hereof and with applicable Laws and regulations. Additionally, during the period from the date of this Agreement to the Effective Date, except as required hereby in connection with the Merger, B2B shall not and shall cause each of its Subsidiaries not, without the prior consent of IVAX, to (i) amend or otherwise change its Certificate of Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or except as contemplated in Section 3.17, any Commitments of any character obligating it to
                ------------
issue such securities, other than pursuant to stock options granted to directors, officers or employees of B2B prior to the date of this Agreement;
(iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material Contract (excluding any renewal of B2B's officer and director insurance policy) or material transaction or make any material capital expenditure other than those relating to the transactions contemplated by this Agreement, (vi) create, incur, assume, maintain or permit to exist any indebtedness other than the Transaction Expenses or as otherwise incurred in the Ordinary Course of Business, (vii) pay, discharge or satisfy claims or Liabilities (absolute, accrued, contingent or otherwise) other than the Transaction Expenses or in the Ordinary Course of Business, (viii) cancel any material debts or waive any material claims or rights, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the Liabilities or other Commitments existing of any other Person, (xi) grant any increase in the compensation payable or to become payable by B2B or any of its Subsidiaries to any of its employees or any material increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees, (xii) enter into any employment Contract or grant any severance or termination pay or make any such payment with or to any officer, director or employee of B2B or any of its Subsidiaries other than the Transaction Expenses, (xiii) alter in any material way the manner of keeping the books, accounts or records of B2B or any of its Subsidiaries or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law, (xiv) enter into any indemnification, contribution or similar Contract pursuant to which B2B or any of its Subsidiaries may be required to indemnify any other Person or make contributions to any other Person, (xv) terminate or amend any B2B Employee Benefit Plan in any manner other than as required by applicable Law, (xvi) dispose of or permit to lapse any rights to any intangible property or Intellectual Property, (xvii) amend or terminate any existing B2B Contracts in any manner that would result in any material Liability to B2B for or on account of such amendment or termination or (xviii) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by IVAX.

     5.2  Interim Operations of Diagnostics. During the period from the date of
          ---------------------------------
this Agreement to the Effective Date, Diagnostics shall operate its business (and the business of each of its Subsidiaries) only in the Ordinary Course of Business and shall (a) use its Best Efforts to preserve intact its business organization and goodwill in all material respects, (b) use its Best Efforts to keep available the services of its key officers and employees and (c) use its Best Efforts to maintain its relationships with material customers, suppliers and others having material business relationships with it. Additionally, during the period from the date of this Agreement to the Effective Date, except as required hereby in connection with the Merger, Diagnostics shall not, without the prior Consent of B2B, (i) amend or otherwise change its Articles of

Incorporation or Bylaws, (ii) issue, sell or authorize for issuance or sale (including, but not limited to, by way of stock split or dividend), shares of any class of its securities or any Commitments of any character obligating it to issue such securities, in each case, other than pursuant to stock options granted to directors, officers or employees of Diagnostics prior to the date of this Agreement, (iii) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) with respect to its capital stock, (iv) redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, (v) enter into any material Contract or material transaction (or make any material capital expenditure or sale of assets), in each case, other than in the Ordinary Course of Business, (vi) create, incur, assume, maintain or permit to exist any indebtedness other than the Transaction Expenses or as otherwise incurred in the Ordinary Course of Business, (vii) pay, discharge or satisfy claims or Liabilities other than the settlement of intercompany debt between IVAX and Diagnostics or its Subsidiaries, the Transaction Expenses or in the Ordinary Course of Business, (viii) cancel any debts or waive any claims or rights other than the settlement of intercompany debt between IVAX and Diagnostics or its Subsidiaries or in the Ordinary Course of Business, (ix) make any loans, advances or capital contributions to, or investments in financial instruments of any Person, (x) assume, guarantee, endorse or otherwise become responsible for the Liabilities of any other Person,
(xi) grant any increase in the compensation payable or to become payable by Diagnostics or any of its Subsidiaries to any of its employees or any increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employees other than in the Ordinary Course of Business, (xii) terminate or amend any Diagnostics Employee Benefit Plan in any manner other than as required by applicable Law, (xiii) enter into any employment Contract or grant any severance or termination pay with or to any officer, director or employee of Diagnostics or any of its Subsidiaries, (xiv) alter in any way the manner of keeping the books, accounts or records of Diagnostics or any of its Subsidiaries or the accounting practices therein reflected other than alterations or changes required by GAAP or applicable Law,
(xv) dispose of or permit to lapse any rights to any intangible property of Intellectual Property, (xvi) amend, or terminate any existing Diagnostics Contracts other than in Ordinary Course of Business in any manner that would result in any material Liability to B2B for or on account of such amendment or termination, or (xvii) enter into any indemnification, contribution or similar Contract pursuant to which Diagnostics or its Subsidiaries may be required to indemnify any other Person or make contributions to any other Person or (xviii) or change any existing or adopt any new tax accounting principle, method of accounting or tax election except as provided herein or agreed to in writing by B2B.

     5.3  Access.  Diagnostics and B2B shall afford to the other (and if
          ------
requested, B2B shall also afford to IVAX) and their respective agents and representatives full access during normal business hours throughout the period prior to the Effective Time to all of their respective properties, books, contracts, commitments and records and during such period shall promptly furnish copies of all other information concerning such business, properties and personnel of Diagnostics or B2B, as the case may be, as may reasonably be requested. Each recipient shall hold such documents and other material in confidence unless and until such time as such information otherwise becomes publicly available and, in the event of the termination of this Agreement, upon request by the party providing such information, shall deliver to the party providing such information all documents and other material so obtained by it.

     5.4  Consents.  B2B, IVAX and Diagnostics will each use their respective
          --------
Best Efforts to obtain as promptly as practicable all Consents and Orders required in connection with and waivers of any Breaches that may be caused by the consummation of the transactions contemplated by this Agreement, including the expiration of any applicable waiting period under the HSR Act.

     5.5  Notification.  Each of the Parties hereto shall promptly notify the
          ------------
other in writing of any event, condition, circumstance, occurrence, transaction or other item occurring from the date of this Agreement through the Effective Time (a) that would in itself, or with any notice, lapse of time or both, constitute a violation or Breach of this Agreement or (b) which would have been required to have been disclosed on any schedule or exhibit hereto had such event, condition, circumstance, occurrence, transaction or item existed on the date of this Agreement. Any such notification shall not diminish or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor shall it limit or restrict any rights or remedies either Party may have with respect to a Breach or violation of any such representations, warranties or covenants. If at any time after the Proxy Statement is filed with the Commission any event or circumstance relating to B2B, Diagnostics or IVAX should occur or exist which would be required to be described in an amendment of or supplement to the Proxy Statement or which would cause the Proxy Statement to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading, B2B or IVAX, as the case may be, shall promptly inform the other in writing of such event or circumstance.

     5.6  Proxy Statement. B2B, IVAX and Diagnostics will cooperate with each
          ---------------
other in order to promptly prepare the Proxy Statement and to file the Proxy Statement with the Commission as soon as practicable. IVAX shall furnish all information concerning IVAX or Diagnostics as may be reasonably required in connection with the preparation of the Proxy Statement. B2B shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and all other applicable Laws, and each Party shall ensure that none of the information that it furnishes for inclusion in the Proxy Statement will, at (a) the time the Proxy Statement (or any amendment or supplement thereto) is first mailed to the stockholders of B2B or (b) the time of the special meeting of the stockholders of B2B as contemplated by Section 5.7, contain any untrue statement of a material fact or
                -----------
omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Unless required by applicable Law, no amendment or supplement to the Proxy Statement shall be filed with the Commission without the approval of IVAX, which approval shall not be unreasonably withheld. B2B shall promptly advise IVAX of any request by the Commission for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the Commission for additional information. B2B shall take all actions required to be taken under any applicable or securities Laws to permit the issuance of the B2B Common Stock pursuant to the Merger.

     5.7  B2B Stockholder Approval. B2B will call a special meeting of its
          ------------------------
stockholders (the "Special Meeting") in order that the stockholders of B2B may consider and vote upon the matters set forth in the Proxy Statement and solicit proxies in favor of approving such matters. The Proxy Statement will contain the affirmative recommendation by the Board of Directors of

B2B of all matters to be considered and voted upon at the Special Meeting; provided, however, no director or officer of B2B will be required to make such affirmative recommendation if it would constitute a violation of any fiduciary duty or other requirement imposed by Law.

     5.8   Acquisition Proposals. Except for the transactions contemplated by
           ---------------------
this Agreement, unless and until this Agreement shall have been validly terminated in accordance with Article 9, B2B shall not (nor will it permit any
                              ---------
of its officers, directors, agents or Affiliates to), directly or indirectly,
(a) solicit, encourage or initiate any negotiations or discussions with respect to a Competing Transaction (as defined below) or (b) except as required by Law or pursuant to a valid, lawful subpoena, disclose any information not customarily disclosed to any Person concerning the business and properties of B2B, afford to any Person (other than IVAX or Diagnostics and their respective designees) access to the properties, books or records of B2B or otherwise assist or encourage any Person in connection with any of the foregoing. Notwithstanding anything to the contrary contained in this Section 5.8, the Board of Directors
                                           -----------
of B2B shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal by such Person for a Competing Transaction if, and only to the extent that, (i) the B2B Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for the B2B Board of Directors to comply with its duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, B2B obtains from such Person an executed confidentiality agreement on terms no less favorable to B2B than those contained in the Confidentiality Agreement between B2B and IVAX. A "Competing Transaction" means any of the following involving B2B (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination, joint venture or other similar transaction, (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of B2B and its Subsidiaries, taken as a whole or (iii) a tender offer or exchange offer for 15% or more of the outstanding voting securities of B2B or its Subsidiaries. B2B agrees to promptly notify IVAX the commencement of any significant discussions or negotiations relating to a proposed Competing Transaction. IVAX agrees not to interfere with or take any action adverse to a Competing Transaction.

     5.9   Public Statements. The Parties hereto shall consult and cooperate
           -----------------
with each other concerning the terms and substance of all press releases, announcements and public statements with respect to the transactions contemplated by this Agreement prior to the Effective Time, provided that such consultation and cooperation shall not interfere with any obligation of IVAX or B2B to disclose any information as required by applicable Law.

     5.10  SEC Filings. B2B shall use its Best Efforts to timely file all
           -----------
reports required to be filed by it pursuant to Section 13(a) or 15 of the Exchange Act and all other documents required to be filed by it with the Commission under the Securities Act or the Exchange Act from the date of this Agreement to the Effective Date.

     5.11  Resignation of Directors and Officers. The members of the Board of
           -------------------------------------
Directors (except Jay Raubvogel and Randall Davis) and the officers and employees of B2B and its Subsidiaries shall deliver their respective resignations from such positions to B2B on or prior to the Effective Date. The remaining members of the Board of Directors of B2B shall promptly fill the vacancies created by such resignations from the Board of Directors of B2B with the five (5) designees of IVAX at and as of the Effective Time.

     5.12  State Takeover Laws; Certificate of Incorporation. B2B shall not take
           -------------------------------------------------
any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and B2B shall take all necessary steps to except or exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from (a) any applicable state takeover Law, as now or hereafter in effect, including Section 203 of the Delaware GCL, (b) any applicable takeover provisions in B2B Certificate of Incorporation or Bylaws and (c) any takeover provisions set forth in any Contract to which B2B is a party or may be bound.

     5.13  General Release by IVAX. IVAX will deliver to B2B at and as of the
           -----------------------
Effective Time an unconditional and irrevocable release and discharge of the Surviving Corporation and each of its Subsidiaries, and their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgement, obligations (contractual or otherwise), Liabilities and Damages relating, directly or indirectly, to Diagnostics and/or its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of tort, Breach of Contract (except this Agreement and the transactions and agreements contemplated hereby), violation of Law or other act or failure to act which shall have occurred at or prior to the Effective Date.

     5.14  General Release by B2B. Except as set forth on Schedule 5.13, B2B
           ----------------------                         -------------
shall use it Best Efforts to obtain from Enviro-Clean of America, Inc. and each of the officers, directors and employees (including any of these employees who will be or have been terminated and who have entered or will enter into any type of severance agreement with B2B) of B2B an unconditional and irrevocable release and discharge of B2B and each of its Subsidiaries and, as appropriate, their respective officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations (contractual or otherwise), Liabilities and Damages relating, directly or indirectly, to B2B and/or any of its Subsidiaries which ever existed, now exist, or may hereafter exist, by reason of any tort, Breach of Contract (except this Agreement and the transactions and agreements contemplated hereby), violation of Law or other act or failure to act which shall have occurred at or prior to the Effective Date.

     5.15  HSR Act. Each of the Parties will file (and each of the Parties will
           -------
cause their Affiliates to file, if necessary) any Notification and Report Forms and related materials that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Justice Department under the HSR Act (and will use their respective Best Efforts to obtain (and will cause their respective Affiliates to use their Best Efforts to obtain, if necessary) an early termination of the applicable waiting period, and will make (and will cause their respective Affiliates to make, if necessary) any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

     5.16  Transition Services. The Parties agree to negotiate, in good faith,
           -------------------
the transition services that the Surviving Corporation may require from any Party; provided, however, such transition services will be provided (i) at such Party's actual costs plus 15% and (ii) for a period not to exceed three months after the Effective Date, unless the Parties otherwise agree.

     5.17  Further Assurances. The Parties shall deliver any and all other
           ------------------
instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership.

                                  ARTICLE 6.
                                   Survival

     6.1   Survival of the Representations and Warranties. The representations
           ----------------------------------------------
and warranties contained in this Agreement shall survive the Effective Time to the extent and for the periods set forth in Section 6.3.
                                            -----------

     6.2   Investigation. The representations, warranties, covenants and
           -------------
agreements of this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the Party for whose benefit such representations, warranties, covenants and agreements were made.

     6.3   Liability for Breach of Representations and Warranties, etc.
           -----------------------------------------------------------

           (a)  By B2B. Subject to the limitations set forth in this Section
                ------                                               -------
6.3, B2B agrees to pay and reimburse IVAX and Diagnostics for the full amount of
---
any and all Damages arising from, in connection with, or incident to (i) any Breach of any of the representations, warranties, covenants or agreements of B2B contained in this Agreement, and (ii) any and all Actions incidental to any of the foregoing.

           (b)  By IVAX. Subject to the limitations set forth in this Section
                -------                                               -------
6.3, IVAX agrees to pay and reimburse B2B for the full amount of any and all
---
Damages arising from, in connection with, or incident to (i) any Breach of any of the representations, warranties, covenants or agreements of IVAX or Diagnostics contained in this Agreement, and (ii) any and all Actions incidental to any of the foregoing.

           (c)  Method of Payment. All obligations required to be paid under
                -----------------
this Section 6.3 shall be satisfied as follows: (i) IVAX's obligations, if any,
     -----------
hereunder shall be satisfied by payment of an amount equal to the Damages for which IVAX or Diagnostics is obligated hereunder, either, at IVAX's sole discretion, in cash or by surrendering to B2B for redemption shares of the B2B Common Stock having such value as calculated in accordance with this Section
                                                                     -------
6.3. B2B's obligations under this Section 6.3 shall be satisfied by payment of
---                               -----------
an amount equal to the Damages for which B2B is obligated hereunder, either, at the sole discretion of Jay Raubvogel and Randall Davis, in cash or by issuing to IVAX the number of additional shares of B2B Common Stock that have such value as calculated in accordance with this Section 6.3. For purposes of this Section
                                   -----------                       -------
6.3, each share of B2B Common Stock shall be valued at the closing sale price of
---
the B2B Common Stock on the date preceding the date on which such claim is satisfied; and (ii) notwithstanding the foregoing or any limitation set forth in
Section 6.3(d), the Parties acknowledge and agree that in the event B2B fails to
-------------
satisfy the minimum cash holdings described in Section 8.9, IVAX will, if IVAX
                                               -----------
elects to waive such condition and consummate the Merger, be entitled to receive one additional share of B2B Common Stock for each $1.00 dollar that the B2B cash and cash equivalents as of the Effective

Date, as reflected on the face of the B2B Effective Date Balance Sheet (as finally determined by the Parties and verified by their respective independent accountants at or prior to the Effective Time), is less than $22,000,000. For example, if the cash and cash equivalents on the face of the B2B Effective Date Balance Sheet (as finally determined by the Parties and verified by their respective accountants at or prior to the Effective Time) is $21,600,000, IVAX would be entitled to receive an additional 400,000 shares of B2B Common Stock upon consummation of the Merger.

          (d)   Limitations. Except as otherwise set forth herein, no Party
                -----------
shall have any obligation under Sections 6.3(a) or 6.3(b): (i) unless notice of
                                --------------     -----
a claim for a Breach of a representation or warranty made herein (but not for a Breach of any covenant or agreement) in respect of any matter has been given to such Party on or before the date which is one year after the Effective Date; provided, however, that with respect to a Breach of any of the representations and warranties set forth in Sections 3.16, 3.30, 4.14 and 4.25 notice of a claim
                            ----------------------------------
must be given on or before the date which is the later of one year after the Effective Date or the expiration of the applicable statute of limitations; (ii) until the aggregate of all Damages for which such Party is responsible with respect to any Breach of a representation or warranty (but not any covenant or agreement) exceeds $150,000 (the "Basket Limitation") (unless such representation or warranty is qualified by the Basket Limitation); provided, however, that if any Party is responsible for any payment hereunder, then the indemnification obligation of such Party shall be limited to the amount by which the amount of such Damages exceeds the Basket Limitation; and (iii) neither Party shall (in the aggregate) be liable for any amounts in excess of $10,000,000; provided, however, any Breach of Sections 3.16, 3.30, 4.14 and 4.25
                                              -------------------------     ----
will not be subject to the Basket Limitation.

          (e)   Exclusive Remedy. The Parties acknowledge and agree that (i) the
                ----------------
provisions of this Section 6.3 shall be the sole and exclusive remedy of the
                   -----------
Parties with respect to any obligation under Section 6.3(a) or 6.3(b), and (ii)
                                             -----------------------
in the event of any termination of this Agreement in accordance with Article 9,
                                                                     ---------
the remedies set forth in this Article 6 shall be null and void.
                               ---------

     6.4  Procedure for Matters Involving Third Parties.
          ---------------------------------------------

          (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article 6, then the Indemnified Party shall promptly issue a
                   ---------
Claim Notice to the Indemnifying Party with respect thereto.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days following the receipt of the Claim Notice that the Indemnifying Party will indemnify the Indemnified Party may from and against all Damages, the Indemnified Party suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not in the good faith judgement of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third party Claim in accordance with Section 6.4(b), (i) the Indemnified
                                         -------------
Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld reasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (d)   In the event any of the conditions in Section 6.4(b) is or
                                                      -------------
becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying parties will reimburse the Indemnified Party promptly any periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expense), and (iii) the Indemnifying Parties will remain responsible for any Damages the Indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 6.
                        ---------

     6.5  Notice of Claim. A Party suffering Damages that gives or could give
          ---------------
rise to a claim for indemnification under this Article 6 shall promptly notify
                                               ---------
each other Party thereof in writing (a "Claim Notice") in accordance with
Section 11.1. The Claim Notice shall contain a brief description of the nature
------------
of the Damages suffered and, if practicable, an aggregate dollar value estimate of the Adverse Consequence suffered. No delay in the issuance of a Claim Notice shall relieve any Party from any obligations under this Article 6, unless and
                                                        ---------
solely to the extent such Party is thereby prejudiced.

                                  ARTICLE 7.
                Conditions Precedent to the Obligations of B2B

     All of the obligations of B2B under this Agreement and the Plan of Merger are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by B2B in its sole discretion):

     7.1  Representations and Warranties True. Each of the representations and
          -----------------------------------
warranties of IVAX and Diagnostics contained herein or in any certificate or document delivered by IVAX or Diagnostics pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Effective Time with the same force and effect as though made at and as of such time.

     7.2  Performance. IVAX and Diagnostics shall have performed and complied in
          -----------
all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

     7.3  Certificates. Diagnostics shall have delivered to B2B a certificate
          ------------
executed by its President and its Chief Financial Officer, dated the Effective Date, certifying in such detail as B2B may reasonably request, that (a) the conditions specified in Sections 7.1 and 7.2 (insofar as they are to be met or
                        --------------------
performed by IVAX or Diagnostics) have been fulfilled, (b) the condition set forth in Section 7.9 is satisfied and (c) attached to such certificate is a true
         -----------
and correct copy of the resolutions of the Boards of Directors of Diagnostics and IVAX, as the sole stockholder of Diagnostics, authorizing the execution, delivery and performance of this Agreement and the Plan of Merger by Diagnostics. IVAX shall deliver to B2B a certificate, duly executed, complying with Code Section 1445 and Treas. Reg. Section 1.1445-2. IVAX and Diagnostics shall deliver to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. an officers certificate containing the customary representations, warranties and covenants required to render its opinion pursuant to Sections 7.8 and 8.8 hereof.
                    --------------------

     7.4  Absence of Litigation. No Action shall have been commenced or shall be
          ---------------------
pending by or before any Court or Agency, and no judicial or administrative decision shall have been rendered, which (a) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger, or (b) is an Action by any Agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger.

     7.5  Consents. IVAX and Diagnostics shall have obtained all Consents and
          --------
Orders as may be required in connection with the consummation of the transactions contemplated hereby, except where the failure to obtain a Consent would not have a Material Adverse Effect on Diagnostics or any of its Subsidiaries. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated. 7.6 Stockholder Approval. The stockholders of B2B shall have approved all of the matters to be considered and voted upon at the Special Meeting.

     7.7  Opinion of Counsel.  B2B shall have received from Stearns Weaver
          ------------------
Miller Weissler Alhadeff & Sitterson, P.A., counsel to IVAX and Diagnostics, an opinion letter in form and substance reasonably acceptable to B2B and its counsel.

     7.8  Tax Opinion. B2B shall have received a legal opinion of Akin, Gump,
          -----------
Strauss, Hauer & Feld, L.L.P., counsel to B2B, dated as of the Effective Date, to the effect that, on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     7.9    Minimum Cash Holdings. At the Effective Time, Diagnostics shall have
            ---------------------
after giving effect to the payment of all Transaction Expenses of Diagnostic (excluding any changes to stockholders' equity as a result of exchange rate gains or losses attributable to the Lira), a minimum of Two Million Dollars ($2,000,000) in cash or cash equivalents and shall have stockholders' equity of at least Four Million Four Hundred Thousand Dollars ($4,400,000) as of the Effective Date, in each case, as reflected on the face of the Diagnostics Effective Date Balance Sheet.

     7.10   Fairness Opinion. The fairness opinion described in Section 3.20
            ----------------                                    ------------
must be reaffirmed and in full force and effect and must not have been amended, modified or altered, without the prior approval of the Board of Directors of B2B in their reasonable judgment.

     7.11   Intercompany Indebtedness. All intercompany indebtedness between
            -------------------------
IVAX (and any IVAX Affiliates) and Diagnostics and its Subsidiaries will be eliminated at and as of the Effective Time, and IVAX will deliver evidence thereof satisfactory to B2B.

     7.12   Trademark License. IVAX and B2B will enter into a perpetual
            -----------------
trademark/service mark license for the use of the trademark/service mark "IVAX" for payment of $1.00 and subject to such other reasonable terms and conditions acceptable to IVAX and B2B, including the right of IVAX to terminate such license upon three months prior written notice to the Surviving Corporation at any time after the first anniversary of the Effective Date.

     7.13   General Release. B2B shall have received the general release
            ---------------
contemplated by Section 5.13.
                ------------

     7.14   No Material Adverse Effect. There shall not have occurred or be
            --------------------------
existing any event or condition which has had a Material Adverse Effect on Diagnostics or any of its Subsidiaries.

                                  ARTICLE 8.
        Conditions Precedent to the Obligations of IVAX and Diagnostics

     All of the obligations of IVAX and Diagnostics under this Agreement are subject to the satisfaction at or prior to the Effective Time of each and every one of the following conditions precedent (any of which may be waived in writing by IVAX in its sole discretion):

     8.1    Representations and Warranties True. Each of the representations and
            -----------------------------------
warranties of B2B contained herein or in any certificate or document delivered by B2B pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) on and as of the Effective Time with the same force and effect as though made at and as of such time.

     8.2    Performance. B2B shall have performed and complied in all material
            -----------
respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the

Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

     8.3    Certificates. B2B shall have delivered to IVAX certificates
            ------------
executed by the President and the Chief Financial Officer of B2B, dated the Effective Date, certifying in such detail as IVAX may reasonably request, that:
(a) the conditions specified in Sections 8.1, 8.2 and 8.11 (insofar as they are
                                ------------  ---     ----
to be met or performed by B2B) have been fulfilled, (b) the condition set forth in Section 8.9 is satisfied and (c) attached to such certificate is a true and
   -----------
correct copy of the resolutions of the Board of Directors and stockholders of B2B authorizing the execution, delivery and performance of this Agreement and the Plan of Merger by B2B. B2B shall deliver to Akin, Gump, Strauss, Hauer & Feld, L.L.P. and Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. an officers certificate containing the customary representations, warranties and covenants required to render its opinion pursuant to Sections 7.8 and 8.8
                                                     --------------------
hereof.

     8.4    Absence of Litigation. No Action shall have been commenced or shall
            ---------------------
be pending by or before any Court or Agency, and no judicial or administrative decision shall have been rendered, which (a) enjoins or prohibits the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger or (b) is an Action by any Agency thereof, which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by this Agreement or the Plan of Merger.

     8.5    Consents. Each of B2B shall have obtained all Consents and Orders as
            --------
may be required in connection with the consummation of the transactions contemplated hereby, except where the failure to obtain a Consent would not have a Material Adverse Effect on B2B. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or otherwise been terminated.

     8.6    Stockholder Approval. The stockholders of B2B shall have approved
            --------------------
all of the matters to be considered and voted upon at the Special Meeting.

     8.7    Opinion of Counsel. IVAX shall have received from Akin, Gump,
            ------------------
Strauss, Hauer & Feld, L.L.P., counsel to B2B, an opinion letter in form and substance reasonably acceptable to IVAX and its counsel.

     8.8    Tax Opinion. IVAX shall have received a legal opinion of Stearns
            -----------
Weaver Miller Weissler Alhadeff & Sitterson, P.A., counsel to IVAX and Diagnostics, dated as of the Effective Date, to the effect that on the basis of certain facts, representations and assumptions set forth in such opinion, the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code.

     8.9    Minimum Cash Holdings. At the Effective Time, B2B and its
            ---------------------
Subsidiaries shall have, after giving effect to the payment of all B2B Transaction Expenses and after giving effect to all accruals made for the termination of B2B's existing business and for the payment of all obligations associated with the termination of B2B's existing business, a minimum of Twenty-Two Million Dollars ($22,000,000) in cash or cash equivalents and shall have stockholders' equity of at least Twenty-Two Million Dollars ($22,000,000) as of the Effective Date, in each case, as reflected on the face of the B2B Effective Date Balance Sheet.

     8.10   Resignations. B2B shall have received the resignations of the
            ------------
directors, officers and employees of B2B and its Subsidiaries, except Jay Raubvogel and Randall Davis. Such remaining members of the Board of Directors shall have filled the vacancies created by such resignations from the Board of Directors with the five (5) designees of IVAX.

     8.11   General Releases. B2B shall have received the general releases
            ----------------
contemplated by Section 5.14.
                ------------

     8.12   B2B Underwriters' Waiver. IVAX and B2B shall have received a
            ------------------------
written waiver from GBI Capital Partners and any other firm that performed investment banking services for B2B whether in connection with B2B's initial public offering or otherwise waiving all future and ongoing rights such entities may have related to B2B, including, but not limited to, GBI Capital Partners' right to appoint a representative to B2B's Board of Directors.

     8.13   No Material Adverse Effect.  There shall not have occurred or be
            --------------------------
existing any event or condition which has had a Material Adverse Effect on B2B or any of its Subsidiaries.

                                  ARTICLE 9.
                                  Termination

     9.1    Termination.  This Agreement and the Plan of Merger may be
            -----------
terminated and the Merger contemplated herein may be abandoned:

            9.1.1 By the mutual, written Consent of B2B, IVAX and Diagnostics;


            9.1.2 By B2B at any time after June 30, 2001 (the "Termination Date") if, by that date, the conditions set forth in Article 7 have not
                                                          ---------
     been satisfied or waived;

            9.1.3 By IVAX at any time after the Termination Date, if, by the Termination Date, the conditions set forth in Article 8 have not been
                                                   ---------
     satisfied or waived;

            9.1.4 By B2B if there has been any material Breach of any representation or warranty of IVAX or Diagnostics in this Agreement or a material Breach of any of the covenants of IVAX or Diagnostics in this Agreement which cannot be cured by the Termination Date;

            9.1.5 By IVAX if there has been any material Breach of any representation or warranty of B2B in this Agreement or a material Breach of any of the covenants of B2B in this Agreement which cannot be cured by the Termination Date;

            9.1.6 By IVAX if any Person (together with such Person's Affiliates) shall, after the date hereof, become the Beneficial Owner of five percent (5%) or more of the aggregate voting power of all of B2B's issued and outstanding capital stock, and, such Person has not, within two business days after such acquisition, delivered to IVAX, a Voting Agreement, pursuant to which such Person has agreed to vote all shares of B2B capital stock of which such Person (or any of such Person's Affiliates) is the Beneficial Owner in favor of the Merger and the transactions contemplated by this Agreement;

            9.1.7    By IVAX if (i) in accordance with Section 5.7, the Board of
                                                       -----------
     Directors of B2B withdraws, modifies or changes its recommendation of this Agreement and the Merger in a manner adverse to IVAX or Diagnostics or (ii) the Board of Directors of B2B shall have recommended to the stockholders of B2B a Competing Transaction; or

            9.1.8 By B2B if the Board of Directors of B2B shall, after consultation with outside legal counsel (who may be B2B's regularly engaged outside legal counsel) determine that failure to so terminate would be inconsistent with its duties to its stockholders under applicable Law, in good faith have withdrawn, modified or changed its recommendation of the approval of this Agreement and the Merger in a manner adverse to IVAX or Diagnostics; provided further, however, that B2B may not terminate this Agreement pursuant to this Section 9.1.8 until three business days have
                                -------------
     elapsed following delivery to IVAX of written notice of such determination of B2B (which written notice shall inform IVAX of the material terms and conditions of the Competing Transaction).

     9.2    Termination Fee
            ---------------

            (a)     B2B agrees that, if this Agreement is terminated pursuant to
Section 9.1.3 (except as a result of the failure to satisfy the condition set
-----------------------------------------------------------------------------
forth in Section 8.4), 9.1.5, 9.1.6, 9.1.7, or 9.1.8, then B2B shall promptly
----------------------------------------------------
pay to IVAX the cash sum of One Million Dollars ($1,000,000) (the "Termination Fee") as liquidated damages.

            (b)     IVAX agrees that if this Agreement is terminated pursuant to
Section 9.1.2 (except as a result of the failure to satisfy the condition set
-----------------------------------------------------------------------------
forth in Section 7.4) or 9.1.4, then IVAX shall promptly pay to B2B the
------------------------------
Termination Fee as liquidated damages.

            (c) No Termination Fee will be payable by either IVAX or B2B if this Agreement is terminated pursuant to Sections 9.1.1, 9.1.2 (as a result of
                                         -------------------------------------
the failure to satisfy the condition set forth in Section 7.4) or 9.1.3 (as a
-----------------------------------------------------------------------------
result of the failure to satisfy the condition set forth in Section 8.4).
------------------------------------------------------------------------

            (d)     Any payment required to be made pursuant to this Section 9.2
                                                                     -----------
shall be made not later than two days after delivery of a notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by the Party entitled to such payment. In the event the failure of a Party to pay the Termination Fee when due, the amount of the Termination Fee shall be increased to include the costs or expenses actually incurred (including fees and expenses of counsel) in connection with the collection and enforcement of this Section 9.1, together with interest on such
                                   -----------
unpaid Termination Fee, commencing on the date such Termination Fee became due, at the "prime" rate of interest as reported by The Wall Street Journal, plus three percent (3%).

     9.3    Exclusive Remedy. The Parties acknowledge and agree that (i) this
            ----------------
Agreement only be terminated in accordance with this Article 9, (ii) the payment
                                                     ---------
of the Termination Fee, pursuant to and in accordance with Section 9.2, shall be
                                                           -----------
the sole and exclusive remedy of the Parties with respect to any termination of this Agreement in accordance with Section 9.1, (iii) payment of the Termination
                                  -----------
Fee, pursuant to Section 9.2, represents the payment of fair and
                 -----------
reasonable liquidated damages due to the difficulty in determining actual Damages and (iv) the remedies set forth in Article 6 will not be applicable with
                                           ---------
respect to any termination of this Agreement in accordance with Article 9.
                                                                ---------

                                  ARTICLE 10.
                                  Tax Matters

     The following provisions shall govern the allocation of responsibilities as between Parties for certain Tax matters following the Effective Date:

     10.1   Filing of Tax Returns. Diagnostics and its Subsidiaries shall
            ---------------------
continue to be included for all taxable periods (or portions thereof) ending on or before the Effective Date in the consolidated federal income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns of any Affiliated Group of which Diagnostics and its Subsidiaries are members (each of which is herein referred to as a "IVAX Filing Affiliated Group") which Tax Returns include Diagnostics and its Subsidiaries, (all such Tax Returns including taxable periods or portions thereof of Diagnostics or its Subsidiaries ending on or before the Effective Date are hereinafter referred to, collectively, as "Pre-Merger Consolidated Tax Returns"). IVAX shall cause the IVAX Filing Affiliated Groups to prepare and file (or cause to be prepared and filed) timely and correctly all Pre-Merger Consolidated Tax Returns and shall timely pay all Taxes shown as due and payable on Pre-Merger Consolidated Tax Returns (except that Diagnostics and its Subsidiaries shall contribute to the payment of any Taxes to the extent of any reserves for unpaid Taxes on the Diagnostics Effective Date Balance Sheet).

     10.2   Tax Periods Ending on or Before the Effective Date. B2B shall
            --------------------------------------------------
prepare or cause to be prepared and file or cause to be filed all Tax Returns for Diagnostics and its Subsidiaries for all periods ending on or prior to the Effective Date which are filed after the Effective Date other than Pre-Merger Consolidated Tax Returns. IVAX shall reimburse B2B for Taxes of Diagnostics and its Subsidiaries with respect to such periods within 15 days after payment by B2B, Diagnostics or its Subsidiaries of such Taxes to the extent the amount of Taxes payable by Diagnostics or its Subsidiaries under Sections 10.1, 10.2 or
                                                       ----------------------
10.3 in the aggregate exceed reserves established for unpaid Taxes on the
----
Diagnostics Effective Date Balance Sheet.

     10.3   Tax Periods Beginning Before and Ending After the Effective Date.
            ----------------------------------------------------------------
B2B shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of Diagnostics and its Subsidiaries for Tax periods which begin before the Effective Date and end after the Effective Date. IVAX shall pay to B2B within 15 days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Effective Date to the extent the amount of Taxes payable by Diagnostics or its Subsidiaries under Sections 10.1,
                                                                 -------------
10.2 or 10.3 in the aggregate exceed reserves established for unpaid Taxes on
----    ----
the Diagnostics Effective Date Balance Sheet. For purposes of this Section 10.3, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Effective Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Effective Date shall (a) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Effective Date and the denominator of which is the number of days in the entire Taxable period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Effective Date and based on a closing of the books of Diagnostics and its Subsidiaries. Any credits relating to a Taxable period that begins before and ends after the Effective Date shall be taken into account as though the relevant Taxable period ended on the Effective Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Diagnostics and its Subsidiaries.

     10.4   Cooperation on Tax Matters.
            --------------------------

            (a) The Parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Parties agree (i) to retain all books and records with respect to Tax matters pertinent to Diagnostics and its Subsidiaries relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by B2B or IVAX, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, B2B or IVAX, as the case may be, shall allow the other Party to take possession of such books and records.

            (b) B2B and IVAX agree, upon request, to use their best efforts to obtain any certificate or other document from any Agency or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

            (c) B2B and IVAX agree, upon request, to provide the other Party with all information that either Party may be required to report pursuant to Code Section 6043 and all Treas. Regs.

     10.5   Certain Taxes. All transfer, documentary, sales, use, stamp,
            -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any gains or transfer Tax and any similar tax imposed in any Agency) shall be paid by IVAX when due, and IVAX will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Law, B2B will join in the execution of any such Tax Returns and other documentation.

                                  ARTICLE 11.
                                 Miscellaneous

     11.1   Notices.   Any notices, requests, demands and other communications
            -------
required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given, received or made (a) as of the date sent if delivered personally , (b) as of the date sent if sent by facsimile prior to 5:00 P.M. (with confirmation of receipt of facsimile transmission), and otherwise on the next business day, (c) the first business day after the date sent, if sent by prepaid overnight carrier, or (d) five business days after the date sent, if sent by first class mail, postage prepaid to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     If to IVAX or to Diagnostics
     ----------------------------

     IVAX Corporation
     400 Biscayne Boulevard
     Miami, Florida 33137
     Attention: General Counsel
     Facsimile: (305) 575-6049

     With a copy to (which will not be deemed notice to IVAX or
     ----------------------------------------------------------
     Diagnostics):
     ------------

     Stearns Weaver Miller Weissler
     Alhadeff & Sitterson, P.A.
     Museum Tower, Suite 2200
     150 West Flagler Street
     Miami, Florida 33130
     Attention: Alison W. Miller, Esq.
     Facsimile: (305) 789-3395

     If to B2B:
     ---------

     B2BStores.com, Inc.
     c/o Richard Kandel
     211 Park Avenue
     Hicksville, NY  11801
     Facsimile: (516) 931-3530


     With a copy to (which will not be deemed notice to B2B):
     -------------------------------------------------------

     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
     300 Covenant Street, Suite 1500
     San Antonio, TX 78205
     Attention: Alan Schoenbaum, Esq.
     Facsimile: 210-224-2035

     11.2   Entire Agreement. This Agreement constitutes the complete and
            ----------------
entire agreement among the parties hereto and supersedes all prior Contracts, negotiations and discussions, among the Parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified in any way except by a written instrument executed by all of the Parties.

     11.3   Benefits; Binding Effect. This Agreement shall be for the benefit of
            ------------------------
and binding upon the parties hereto, their respective heirs, estates, personal representatives, legal representatives, successors and assigns.

     11.4   Assignment. The rights and obligations of the parties under this
            ----------
Agreement may not be assigned.

     11.5   Waiver. No waiver of any of the provisions of this Agreement shall
            ------
be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly so provided.

     11.6   No Third Party Beneficiary. Nothing in this Agreement is intended,
            --------------------------
or shall be construed or implied, to confer upon or give any Person other than the parties hereto and their respective heirs and permitted successors or assigns hereunder, any rights or remedies under or by reason of this Agreement.

     11.7   Severability. The invalidity of any one or more of the words,
            ------------
phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of the Agreement or any part hereof, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections, had not been inserted.

     11.8   Expenses. Except as provided by in Article 9 or Section 11.12, all
            --------                           ---------    -------------
Transaction Expenses incurred in connection with this Agreement and any of the transactions contemplated hereby shall be borne by the Party incurring such expenses. Except for the payment of the Transaction Expenses of Diagnostics that will be paid by IVAX, no Party shall be obligated for any cost or expense incurred by any other Party unless this Agreement expressly so provides. In no event shall B2B's Transaction Expenses exceed $3,000,000. Notwithstanding the foregoing, HSR Act filing fees will be shared equally between IVAX and B2B.

     11.9   Section Headings. The section and other headings contained in this
            ----------------
Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

     11.10  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts and by the several Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

     11.11  Time of Essence. Wherever time is specified for the doing or
            ---------------
performance of any act or the payment of any funds time shall be considered of the essence.

     11.12  Litigation; Prevailing Party. Subject to the provisions of Section
            ----------------------------                               -------
6.4, in the event of any litigation with regard to this Agreement, the
---
prevailing Party shall be entitled to receive from the non-prevailing Party and the non-prevailing Party shall pay all reasonable fees and expenses of counsel for the prevailing Party.

     11.13  Injunctive Relief. Except as provided in Section 6.3(e) and 9.3, it
            -----------------                        ----------------------
is possible that remedies at Law may be inadequate and, therefore, the Parties hereto shall be entitled to equitable relief including injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at Law or in equity.

     11.14  Governing Law. This Agreement shall be governed by and construed
            -------------
and enforced in accordance with the internal Laws of the State of Delaware, without regard to the conflict of Laws principles thereof.

     11.15  Participation of Parties; Construction. The Parties have
            --------------------------------------
participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any Party has Breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not Breached will not detract from or mitigate the fact that the Party is in Breach of the first representation, warranty, or covenant.



             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

ATTEST:                                 IVAX CORPORATION

                                        By:      /s/ Phillip Frost
                                           -------------------------------------
                                           Dr. Phillip Frost, M.D., Chairman and
                                           Chief Executive Officer

ATTEST:                                 IVAX DIAGNOSTICS, INC.

                                        By:      /s/ Giorgio D'Urso
                                           -------------------------------------
                                           Giorgio D'Urso, President and Chief
                                           Executive Officer

ATTEST:                                 B2BSTORES.COM, INC.

                                        By:      /s/ Richard Kandel
                                           -------------------------------------
                                           Richard Kandel, Chairman of the Board

                                      E-1